                                                               EXHIBIT 4.15



                       TEAM FLEET FINANCING CORPORATION,
                                   as Issuer


                            TEAM RENTAL GROUP, INC.,
                                  as Servicer


                            TEAM RENTAL GROUP, INC.,
                            as Team Interestholder,


                                      and

                             BANKERS TRUST COMPANY,

                                   as Trustee




                      ____________________________________


                              AMENDED AND RESTATED

                                 BASE INDENTURE


                          Dated as of December 1, 1996


                      ____________________________________


                         Rental Car Asset Backed Notes
                              (Issuable in Series)





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                               TABLE OF CONTENTS

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

ARTICLE 1.

                          DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.1.     Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         Section 1.2.     Cross-References  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 1.3.     Accounting and Financial Determinations; No Duplication . . . . . . . . . . . . . . . . . .   2
         Section 1.4.     Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2.

                          THE NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 2.1.     Designation and Terms of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         Section 2.2.     Notes Issuable in Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 2.3.     Supplement For Each Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         Section 2.4.     Execution and Authentication  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         Section 2.5.     Form of Notes; Book Entry Provisions;
                          Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 2.6.     Registrar and Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section 2.7.     Paying Agent to Hold Money in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 2.8.     Noteholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.9.     Transfer and Exchange . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 2.10.   Legending of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section 2.11.   Replacement Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section 2.12.   Treasury Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 2.13.   Temporary Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section 2.14.   Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 2.15.   Principal and Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         Section 2.16.   Book-Entry Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section 2.17.   Notices to Clearing Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 2.18.   Definitive Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section 2.19.   Acquisition of Notes by Lessee Group . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE 3.

                          SECURITY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 3.1.     Grant of Security Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section 3.2.     Certain Rights and Obligations
                          of TFFC Unaffected  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section 3.3.     Performance of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section 3.4.     Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 3.5.     Certificates of Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section 3.6.     Release of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33




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
         Section 3.7.     Power of Attorney . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section 3.8.     Stamp, Other Similar Taxes
                          and Filing Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 4.

                          THE SERVICER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section 4.1.     Acceptance of Appointment and Other Matters Relating to the Servicer  . . . . . . . . . . .  34
         Section 4.2.     Servicing Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section 4.3.     Representations, Warranties and
                          Covenants of the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section 4.4.     Reports and Records for the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         Section 4.5.     Annual Servicer's Certificate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         Section 4.6.     Annual Servicing Report . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         Section 4.7.     Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 4.8.     Notices to Team . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 4.9.     Liability of the Servicer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         Section 4.10.    Merger or Consolidation of, or Assumption of the Obligations of, the Servicer . . . . . . .  43
         Section 4.11.    Limitation on Liability of the Servicer and Others  . . . . . . . . . . . . . . . . . . . .  44
         Section 4.12.   Indemnification of TFFC and the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         Section 4.13.   The Servicer Not to Resign . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         Section 4.14.    Access to Certain Documentation and Information Regarding the Collateral  . . . . . . . . .  46
         Section 4.15.   Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         Section 4.16.   Servicer Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         Section 4.17.   Trustee to Act; Appointment of Successor   . . . . . . . . . . . . . . . . . . . . . . . . .  50
         Section 4.18.   Notification to Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         Section 4.19.   Waiver of Past Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE 5.

                          ALLOCATION AND APPLICATION OF COLLECTIONS . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 5.1.     Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         Section 5.2.     Collections and Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         Section 5.3.     Determination of Monthly Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         Section 5.4.     Determination of Monthly Principal  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         Section 5.5.     Paired Series . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE 6.

                                         DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS . . . . . . . . . . . . . . . . . .  58
         Section 6.1.     Distributions in General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         Section 6.2.     Distributions to Team Distribution Account  . . . . . . . . . . . . . . . . . . . . . . . .  59





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
         Section 6.3.     Optional Repurchase of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         Section 6.4.     Monthly Noteholders' Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ARTICLE 7.

                          REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 7.1.     Corporate Existence and Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         Section 7.2.     Corporate and Governmental Authorization  . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 7.3.     Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 7.4.     Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         Section 7.5.     No ERISA Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.6.     Tax Filings and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.7.     Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.8.     Investment Company Act; Securities Act  . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         Section 7.9.     Regulations G, T, U and X . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.10.    No Consent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.11.    No Violation of Charter, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.12.    Solvency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.13.    Stock Ownership; Subsidiary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
         Section 7.14.    Security Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         Section 7.15.    Binding Effect of the Leases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 7.16.    Non-Existence of Other Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 7.17.    Repurchase Programs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

ARTICLE 8.

                          COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 8.1.     Payment of Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 8.2.     Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         Section 8.3.     Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         Section 8.4.     Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 8.5.     Maintenance of Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         Section 8.6.     Conduct of Business and Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . .  70
         Section 8.7.     Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 8.8.     Inspection of Property, Books and Records . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 8.9.     Compliance with Related Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         Section 8.10.    Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 8.11.    Notice of Material Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 8.12.    Further Requests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 8.13.    Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         Section 8.15.    Liens   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 8.16.    Other Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 8.17.    Mergers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 8.18.    Sales of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         Section 8.19.    Acquisition of Assets   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 8.20.    Dividends, Officers' Compensation, etc  . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 8.21.    Name; Principal Office  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74




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
         Section 8.22.    Organizational Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         Section 8.23.    Investments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 8.24.    No Other Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 8.25.    Other Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 8.26.    Maintenance of Separate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         Section 8.27.    Rule 144A Information Requirement   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 8.28.    Acquisition of Vehicles by TFFC   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         Section 8.29.    Maintenance of Rating   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77

ARTICLE 9.

                          AMORTIZATION EVENTS AND REMEDIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 9.1.     Amortization Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         Section 9.2.     Rights of the Trustee upon Amortization Event or Certain Other Events of Default  . . . . .  80
         Section 9.3.     Special Provisions Concerning Remedies and Sale Upon Manufacturer Event of Default or
                          Inability to Turn Back under Repurchase Program . . . . . . . . . . . . . . . . . . . . . .  83
         Section 9.4.     Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         Section 9.5.     Waiver of Past Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Section 9.6.     Control by Required Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Section 9.7.     Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         Section 9.8.     Unconditional Rights of Holders to Receive Payment  . . . . . . . . . . . . . . . . . . . .  87
         Section 9.9.     Collection Suit by the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         Section 9.10.    The Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         Section 9.11.    Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Section 9.12.    Undertaking for Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Section 9.13.    Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         Section 9.14.    Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 9.15.    Reassignment of Surplus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

ARTICLE 10.

                          THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 10.1.    Duties of the Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
         Section 10.2.    Rights of the Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         Section 10.3.    Individual Rights of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         Section 10.4.    The Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         Section 10.5.    Notice of Potential Amortization Events   . . . . . . . . . . . . . . . . . . . . . . . . .  93
         Section 10.6.    Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         Section 10.7.    Replacement of the Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  93
         Section 10.8.    Successor Trustee by Merger, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         Section 10.9.    Eligibility Disqualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  95
         Section 10.10.   Appointment of Co-Trustee or Separate Trustee . . . . . . . . . . . . . . . . . . . . . . .  95



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
         Section 10.11.  Representations and Warranties of
                          Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         Section 10.12.  Knowledge of the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98

ARTICLE 11.

                         DISCHARGE OF INDENTURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   98
         Section 11.1.   Termination of TFFC's Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         Section 11.2.   Application of Trust Money . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         Section 11.3.   Repayment to TFFC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99

ARTICLE 12.

                         AMENDMENTS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         Section 12.1.   Without Consent of the Noteholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         Section 12.2.   With Consent of the Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         Section 12.3.   Supplements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         Section 12.4.   Revocation and Effect of Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         Section 12.5.   Notation on or Exchange of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         Section 12.6.   The Trustee to Sign Amendments, etc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103

ARTICLE 13.

                         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
         Section 13.1.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104
         Section 13.2.   Communication by Noteholders With Other Noteholders  . . . . . . . . . . . . . . . . . . . . 105
         Section 13.3.   Certificate and Opinion as to Conditions Precedent   . . . . . . . . . . . . . . . . . . . . 106
         Section 13.4.   Statements Required in Certificate or Opinion  . . . . . . . . . . . . . . . . . . . . . . . 106
         Section 13.5.   Rules by the Trustee and the Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . 106
         Section 13.6.   No Recourse Against Others . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         Section 13.7.   Duplicate Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         Section 13.8.   Benefits of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         Section 13.9.   Payment on Business Day  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         Section 13.10.  Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 107
         Section 13.11.  No Adverse Interpretation of Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . 107
         Section 13.12.  Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         Section 13.13.  Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         Section 13.14.  Counterpart Originals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         Section 13.15.  Table of Contents, Headings, etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         Section 13.16.  Termination; Collateral  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
         Section 13.17.  No Bankruptcy Petition Against TFFC  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         Section 13.18.  No Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
         Section 13.19.  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110
         Section 13.20.  Special Provision Regarding Filing of Certificates of Title  . . . . . . . . . . . . . . . . 110






         Section 13.21.   Special Provision Regarding Affiliate Sale Transactions . . . . . . . . . . . . . . . . . . 111
         Section 13.22.   Special Provision Regarding Auction Acquired Vehicles . . . . . . . . . . . . . . . . . . . 113

EXHIBITS AND SCHEDULES

SCHEDULE 1       DEFINITIONS LIST (Section 1.1)


EXHIBIT A-1      FORM OF TRANSFER CERTIFICATE (Section 2.8)

EXHIBIT A-2      FORM OF OPINION OF COUNSEL

EXHIBIT A-3      FORM OF TRANSFER CERTIFICATE FOR EXCHANGE OR TRANSFER FROM
                 RESTRICTED GLOBAL NOTE TO TEMPORARY GLOBAL NOTE (Section 2.9)

EXHIBIT A-4      FORM OF TRANSFER CERTIFICATE (RESTRICTED GLOBAL NOTE TO
                 PERMANENT GLOBAL NOTE) (Section 2.9)

EXHIBIT A-5      FORM OF TRANSFER CERTIFICATE FOR TRANSFER OR EXCHANGE FROM
                 TEMPORARY GLOBAL NOTE TO RESTRICTED GLOBAL NOTE)

EXHIBIT B        FORM OF MONTHLY SERVICER'S CERTIFICATE (Section 4.4(b))

EXHIBIT C        FORM OF ANNUAL SERVICER'S CERTIFICATE (Section 4.5)

EXHIBIT D        FORM OF MONTHLY NOTEHOLDERS' STATEMENT (Section 6.4)

EXHIBIT E        FORM OF CLEARING SYSTEM CERTIFICATE

EXHIBIT F        FORM OF CERTIFICATE OF BENEFICIAL OWNERSHIP

EXHIBIT G        CERTIFICATE OF TITLE LOCATIONS

EXHIBIT H        FORM OF POWER OF ATTORNEY

EXHIBIT I        FORM OF ASSIGNMENT AGREEMENT

EXHIBIT J        CERTIFICATE RE:  SECTION 13.20(a)

                 AMENDED AND RESTATED BASE INDENTURE (this "Indenture"), dated as of December 1, 1996, among TEAM FLEET FINANCING CORPORATION, a Delaware corporation, as issuer ("TFFC"), TEAM RENTAL GROUP, INC., a Delaware corporation ("Team"), as servicer (in such capacity, the "Servicer"), Team, as the holder of the Team Interest (as hereinafter defined) (in such capacity, the "Team Interestholder"), and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (in such capacity, the "Trustee").


                              W I T N E S S E T H:


                 WHEREAS, TFFC, Team and the Trustee are parties to a Base Indenture, dated as of July 1, 1994 (the "Prior Indenture");

                 WHEREAS, TFFC and Team desire to amend and restate the Prior Indenture in its entirety as hereinafter set forth, and the Trustee hereby consents thereto;

                 WHEREAS, TFFC has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of one or more series of TFFC's Rental Car Asset Backed Notes (the "Notes"), issuable as provided in this Indenture; and

                 WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of TFFC, in accordance with its terms, have been done, and TFFC proposes to do all the things necessary to make the Notes, when executed by TFFC and authenticated and delivered by the Trustee hereunder and duly issued by TFFC, the legal, valid and binding obligations of TFFC as hereinafter provided.

                 NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Noteholders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Noteholders, that the Prior Indenture be amended and restated in its entirety as follows:


                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                 Section 1.1.     Definitions.

                 Certain capitalized terms used herein (including the preamble and the recitals hereto) shall have the meanings assigned to such terms in the Definitions List attached hereto as Schedule 1 (the "Definitions List"), as such Definitions List may be amended or modified from time to time in accordance with the provisions hereof.

                 Section 1.2.  Cross-References.

                 Unless otherwise specified, references in this Indenture and in each other Related Document to any Article or Section are references to such Article or Section of this Indenture or such other Related Document, as the case may be and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

                 Section 1.3. Accounting and Financial Determinations; No Duplication.

                 Unless otherwise specified, (a) all accounting terms used herein shall be interpreted, all accounting determinations and computations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in conformity with GAAP and (b) all accounting determinations and computations hereunder or under any other Related Documents shall be made without duplication.

                 Section 1.4.  Rules of Construction.

                 Unless the context otherwise requires: (a) a term has the meaning assigned to it; (b) "or" is not exclusive; (c) words in the singular include the plural, and in the plural include the singular; and (d) provisions apply to successive events and transactions.


                                   ARTICLE 2.

                                   THE NOTES

                 Section 2.1.     Designation and Terms of Notes.

                 Each Series of Notes shall be substantially in the form specified in the applicable Supplement and shall bear, upon its face, the designation for such Series to which it belongs so selected by TFFC. Except as specified in any Supplement for a related Series, all Notes of any Series shall be equally and ratably entitled as provided herein to the benefits hereof without preference, priority or distinction on account of the actual time or times of authentication and delivery, all in accordance with the terms and provisions of this Indenture and the applicable Supplement. The aggregate principal amount of Notes which may be authenticated and delivered under this

Indenture is unlimited. The Notes shall be in denominations of $1,000,000 and integral multiples of $1,000 in excess thereof.

                 Section 2.2.     Notes Issuable in Series.

                 The Notes may be issued in one or more Series. Each Series of Notes shall be created by a Supplement. Notes of a new Series may from time to time be executed by TFFC and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon the receipt by the Trustee of a Company Request at least three (3) Business Days in advance of the Closing Date for such Series and upon delivery by TFFC to the Trustee, and receipt by the Trustee, of the following:

                 (a) a Company Order authorizing and directing the authentication and delivery of the Notes of such new Series by the Trustee and specifying the designation of such new Series, the aggregate principal amount of Notes of such new Series to be authenticated and the Note Rate (or the method for allocating interest payments or other cash flow) with respect to such new Series;

                 (b) a Supplement in form satisfactory to the Trustee executed by TFFC, the Team Interestholder, the Servicer and the Trustee and specifying the Principal Terms of such new Series;

                 (c) the related Enhancement Agreement, if any, executed by each of the parties thereto, other than the Trustee;

                 (d) written confirmation that the Rating Agency Condition shall have been satisfied with respect to such issuance;

                 (e) an Officers' Certificate dated as of the applicable Closing Date to the effect that (i) no Amortization Event, Asset Amount Deficiency, Enhancement Agreement Event of Default, if applicable, Lease Event of Default, Lessee Partial Wind-Down Event, Manufacturer Event of Default, Potential Amortization Event, Potential Enhancement Agreement Event of Default, Potential Lease Event of Default, Potential Lessee Partial Wind-Down Event or Potential Manufacturer Event of Default is continuing or will occur as a result of the issuance of the new Series of Notes, (ii) the issuance of the new Series of Notes will not have a material adverse effect on the overcollateralization of any Series of Notes with respect to which credit enhancement is provided by overcollateralization or result in any breach of any of the terms, conditions or provisions of or constitute a default under any indenture, mortgage, deed of trust or other agreement or instrument to which TFFC is a party or by which it or its property is bound or any order of any court or administrative agency entered in any suit, action or other judicial or administrative proceeding to which TFFC is a party or by which it or its property may be bound or to which it or its property may be subject, (iii) all conditions precedent provided in this Base Indenture and the related Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with and (iv) if such new Series of Notes is a Segregated Series, the criteria used to select the Segregated Collateral will not have a material adverse effect on the quality of the Collateral securing any other outstanding Series of Notes;

                 (f) unless otherwise specified in the related Supplement, an Opinion of Counsel, subject to the assumptions and qualifications stated therein, and in a form substantially acceptable to the Trustee, dated the applicable Closing Date, substantially to the effect that:

                          (i) (x) the new Series of Notes will be treated as indebtedness of TFFC for Federal and Virginia state income tax purposes, (y) the issuance of such Series will not adversely affect the Federal or Virginia state income tax characterization of the Outstanding Notes of any Series, and
                 (z) if the Servicer then performs any of its servicing obligations within the State of Florida (a) if a Noteholder has no nexus with the State of Florida for purposes of the Florida intangible personal property tax, the purchase of the Notes from TFFC will not cause the Notes to be subject to the Florida intangible personal property tax, (b) a Noteholder has no nexus with the State of Florida for purposes of the Florida intangible personal property tax when such Noteholder is not domiciled in Florida, does not have a residence or office in Florida, is not an entity organized or created under the laws of Florida, does not transact business of any kind in Florida, and does not own, manage or control the Notes from Florida, and (c) the ownership of the Notes, in and of itself, would not cause a Noteholder to be transacting business in Florida, nor would a nexus with Florida, if any, on the part of TFFC or the Servicer affect the determination of whether a Noteholder owns, manages or controls the Notes from Florida;

                          (ii) all instruments furnished to the Trustee conform to the requirements of this Base Indenture and the related Supplement and constitute all the documents required to be delivered hereunder and thereunder for the Trustee to authenticate and deliver the new Series of Notes, and all conditions precedent provided for in this Base Indenture and the related Supplement with respect to the authentication and delivery of the new Series of Notes have been complied with;

                          (iii) each of TFFC, the Servicer and each Lessee is
                 duly incorporated under the jurisdiction of its incorporation and has the corporate power and authority to execute and deliver the related Supplement (and, in the case of the first Series to be authenticated hereunder, this Base Indenture and each other Related Document to which it is a party) and to issue the new Series of Notes;

                          (iv) the related Supplement, this Base Indenture and
                 each of the other Related Documents to which TFFC, the Servicer or any Lessee is a party have been duly authorized, executed and delivered by TFFC, the Servicer or each Lessee, as the case may be;

                          (v) the new Series of Notes has been duly authorized
                 and executed and, when authenticated and delivered in accordance with the provisions of this Base Indenture and the related Supplement, will constitute valid, binding and enforceable obligations of TFFC entitled to the benefits of this Base Indenture and the related Supplement, subject, in the case of enforcement, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditor's rights generally and to general principles of equity;

                          (vi) this Base Indenture, the related Supplement and
                 each of the other Related Documents to which TFFC, the Servicer or any Lessee is a party are legal, valid and binding agreements of TFFC, the Servicer or each Lessee, as the case may be, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity;

                          (vii) this Base Indenture and the Related Supplement
                 are not required to be registered under the Trust Indenture
                 Act;

                          (viii) the new Series of Notes (A) is not required to
                 be registered under the Securities Act and (B) has been offered pursuant to a valid exemption under the Securities Act;

                          (ix) as to the new Series of Notes and any
                 Outstanding Series of Notes, the opinions of counsel relating to (A) the validity, perfection and priority of security interests, (B) the nature of each of the Leases as a "true lease" and not as a financing vehicle, (C) the analysis of substantive consolidation of the assets of TFFC with the assets of Team or any of the Lessees in the event of the insolvency of Team or any of the Lessees, (D) the status of TFFC as not being an investment company or controlled by an investment company under the Investment Company Act, (E) there being no pending or threatened litigation which, if adversely determined, would materially and adversely affect TFFC's ability to perform its obligations under any of the Related Documents, and (F) the absence of any material conflict with or violation of any court decree, injunction, writ or order applicable to TFFC or any material breach or default of any indenture, agreement or other instrument as a result of the issuance of such Series of Notes by TFFC, as furnished by Dechert Price & Rhoads (or other counsel retained by TFFC) in connection with the issuance of the initial Series of Notes, are reaffirmed in all respects; and

                          (x) such other matters as the Trustee may reasonably require;

                 (g) in respect of the first Series of Notes to be issued under this Indenture, the Trustee shall have received an Officers' Certificate dated the date of the issuance of such first Series of Notes, in form satisfactory to the Trustee, that all Concurrent Transactions (as such term is defined in the Placement Memorandum with respect to such Series of Notes) have been completed and all Lessee Sale Transactions intended to be completed pursuant to Section 2.1(b) of each of the Leases on the date of the issuance of the first Series of Notes have been completed; and

                 (h) such other matters as the Trustee may reasonably require.

Upon satisfaction of such conditions, the Trustee shall authenticate and issue, as provided above, such Series of Notes.

                 Section 2.3.  Supplement For Each Series.

                 (a) In conjunction with the issuance of a new Series, the parties hereto shall execute a Supplement, which shall specify the relevant terms with respect to such new Series of Notes, which shall include, as applicable: (i) its name or designation, (ii) the aggregate principal amount of Notes of such Series, (iii) the Note Rate (or the method for calculating such Note Rate) with respect to such Series, (iv) the interest payment date or dates and the date or dates from which interest shall accrue, (v) the method of allocating Collections with respect to such Series and the method by which the principal amount of Notes of such Series shall amortize or accrete, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such account, (vii) the Servicing Fee Percentage, (viii) the terms of any Enhancement, (ix) the Enhancement Provider, if any, (x) whether the Notes may be issued in bearer form and any limitations imposed thereon,
(xi) the Series Termination Date, (xii) whether the Notes will be issued in multiple classes and, if so, the method of allocating Collections among such classes, (xiii) whether such Series of Notes shall have the benefit of Segregated Collateral, and (xiv) any other relevant terms of such Series of Notes that do not (subject to Section 2.3(b) and Article 12 hereof) change the terms of any Outstanding Series of Notes or otherwise materially conflict with the provisions of this Indenture and that do not prevent the satisfaction of the Rating Agency Condition with respect to the issuance of such new Series (all such terms, the "Principal Terms" of such Series);

                 (b) (i) A Supplement may specify that the related Series of Notes (each, a "Segregated Series") will have Collateral that is to be segregated by the Servicer and the Trustee and be solely for the benefit of the Noteholders of such Segregated Series of Notes (such Collateral being referred to as "Segregated Collateral"); provided, however, that no such Segregated Series of Notes will be issued unless (x) the Rating Agency Condition is met,
(y) the Servicer shall have delivered to the Trustee an Officers' Certificate to the effect that the issuance of such Segregated Series of Notes will not have a material adverse effect upon the Noteholders of any Series of Notes outstanding at the time of the issuance of the Segregated Series of Notes, and
(z) the applicable Supplement provides, in form satisfactory to the Trustee, for the changes and modifications to the Indenture and the other Related Documents as are described in clause (ii) below.

                          (ii)    In the event any Segregated Series of Notes
is issued, the related Supplement will provide that (A) the Servicer and the Trustee will segregate the Collateral for such

Segregated Series of Notes such that (x) the Segregated Series of Notes will be secured solely by the Segregated Collateral applicable to such Segregated Series of Notes and (y) the Noteholders with respect to any other Series of Notes will not be entitled to the benefit of such Segregated Collateral, (B) the Trustee will adjust the allocations and distributions to be made under the Indenture at the direction of the Servicer so that the Noteholders with respect to the Segregated Series of Notes will be entitled to allocations and distributions arising solely from the Segregated Collateral applicable to such Segregated Series of Notes and the Noteholders with respect to the non-Segregated Series of Notes will be entitled to allocations and distributions arising solely from the non-Segregated Collateral, (C) the Trustee will act as collateral agent under the Indenture (and in such capacity the Trustee may (x) establish and maintain a master collection account, and one or more segregated collection accounts, into which Collections allocated to all Series of Notes will be deposited and, after such deposit, further allocated among one or more Segregated Series of Notes and the non-Segregated Series of Notes and (y) hold its lien encumbering the non-Segregated Collateral for the benefit of the non-Segregated Series of Notes and hold its lien encumbering the Segregated Collateral for the benefit of the Segregated Series of Notes), (D) the Servicer will designate on its computer system the source of the funds for the financing of each Vehicle (as between one or more Segregated Series of Notes and the non-Segregated Series of Notes, the "Financing Source" with respect to such Series of Notes), (E) the Noteholders of any Segregated Series of Notes will, subject to the limitations contained in this Base Indenture and the applicable Supplement, be entitled to cause the Trustee to exercise remedies under the Indenture solely on behalf of such Segregated Series of Notes, (F) separate monthly reports and other information will be furnished under the Indenture by the Trustee or the Servicer for the Segregated Collateral, which monthly reports and other information will contain substantially the same type of information as the monthly reports provided under the Indenture prior to the issuance of such Segregated Series of Notes,
(G) a separate segregated Motor Vehicle Lease Agreement pertaining solely to the Segregated Collateral will be executed and delivered by TFFC, as lessor, the Lessees, as lessees, and Team, as guarantor, (H) to the extent specified in the Supplement for such Segregated Series of Notes, such actions will be taken as are necessary to perfect the Trustee's interest on behalf of the Noteholders of such Segregated Series of Notes in the Segregated Collateral, (I) amendments will be made to this Indenture and the other Related Documents, if necessary, to reflect the foregoing, which amendments will, among other things, provide for revisions to the terms "Aggregate Asset Amount", "Collateral", "Collection Account", "Lease", "Related Documents", "Required Asset Amount", "Required Beneficiaries", and "TFFC

Agreements" and such other terms as may be appropriate, which revisions will generally modify each such term to be two (or more in the event of multiple Segregated Series of Notes) separate defined terms, one such defined term pertaining to all non-Segregated Series of Notes and the other such defined term (or terms) pertaining to the Segregated Series of Notes, and (J) references herein to "all" Series of Notes (other than as specifically stated herein) shall be modified to refer to all Series of Notes other than any Segregated Series of Notes which may hereafter be issued.

                 Section 2.4.  Execution and Authentication.

                 (a) An Authorized Officer shall sign the Notes for TFFC by manual or facsimile signature. If an Authorized Officer whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall nevertheless be valid.

                 (b) At any time and from time to time after the execution and delivery of this Indenture, TFFC may deliver Notes of any particular Series executed by TFFC to the Trustee for authentication, together with one or more Company Orders for the authentication and delivery of such Notes, and the Trustee, in accordance with such Company Order and this Indenture, shall authenticate and deliver such Notes.

                 (c) No Note shall be entitled to any benefit under this Indenture or be valid for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein, duly executed by the Trustee by the manual signature of a Trust Officer (and the Luxembourg agent (the "Luxembourg Agent"), if such Notes are listed on the Luxembourg Exchange). Such signatures on such certificate shall be conclusive evidence, and the only evidence, that the Note has been duly authenticated under this Indenture. The Trustee may appoint an authenticating agent acceptable to TFFC to authenticate Notes. Unless limited by the term of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with TFFC or an Affiliate of TFFC. The Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Notes of a series issued under the within mentioned Indenture.

                                              BANKERS TRUST COMPANY,
                                              as Trustee


                                              By:
                                                 ------------------------------
                                                      Authorized Signature

                 (d) Each Note shall be dated and issued as of the date of its authentication by the Trustee.

                 (e) Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by TFFC, and TFFC shall deliver such Note to the Trustee for cancellation as provided in
Section 2.14 together with a written statement (which need not comply with Section 13.3 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by TFFC, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall not be entitled to the benefits of this Indenture.

                 Section 2.5.  Form of Notes; Book Entry Provisions; Title.

                 (a) Restricted Global Note. Any Series of Notes, or any class of such Series to be issued in the United States will be in registered form and sold initially to institutional accredited investors within the meaning of Regulation D under the Securities Act in reliance on an exemption from the registration requirements of the Securities Act and thereafter to qualified institutional buyers within the meaning of, and in reliance on, Rule 144A under the Securities Act ("Rule 144A") as provided in the applicable Supplement and shall be issued in the form of and represented by one or more permanent global Notes in fully registered form without interest coupons (each, a "Restricted Global Note"), substantially in the form set forth in the applicable Supplement, with such legends as may be applicable thereto, which shall be deposited on behalf of the subscribers for the Notes represented thereby with a custodian for DTC, and registered in the name of DTC or a nominee of DTC, duly executed by TFFC and authenticated by the Trustee as provided in Section 2.4 for credit to the accounts of the subscribers at DTC. The aggregate initial principal amount of a Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

                 (b) Temporary Global Note; Permanent Global Note. Any Series of Notes, or any class of such Series, offered and sold outside of the United States will be offered and sold in reliance on Regulation S ("Regulation S") under the Securities Act and shall initially be issued in the form of one or more temporary global Notes (each, a "Temporary Global Note") in fully registered form without interest coupons substantially in the form set forth in the applicable Supplement with such legends as may be applicable thereto, registered in the name of DTC or a nominee of DTC, duly executed by TFFC and authenticated by the Trustee as provided in Section 2.4, for credit to the subscribers' accounts at Morgan Guaranty Trust Company of New York, Brussels Office, as operator of Euroclear or Cedel. Interests in a Temporary Global Note will be exchangeable, in whole or in part, for interests in a permanent global note (a "Permanent Global Note") in fully registered form without interest coupons, representing Notes of the same Series, substantially in the form set forth in the applicable Supplement, in accordance with the provisions of the Temporary Global Note and this Agreement. Until the Exchange Date, interests in a Temporary Global Note may only be held by the agent members of Euroclear and Cedel. The aggregate initial principal amount of the Temporary Global Note may from time to time be increased or decreased by adjustments made on the records of the custodian for DTC, DTC or its nominee, as the case may be, as hereinafter provided.

                 Section 2.6.  Registrar and Paying Agent.

                 (a) TFFC shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and (ii) an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange (the "Note Register"). TFFC may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent and the term "Registrar" includes any co-registrars. TFFC may change any Paying Agent or Registrar without prior notice to any Noteholder. TFFC shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Trustee is hereby initially appointed as the Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

                 (b) TFFC shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. TFFC shall notify the Trustee in writing of the name and address of any such Agent. If TFFC fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such, and shall be entitled to appropriate compensation in accordance with this Indenture, or shall appoint a replacement Registrar and Paying Agent.

                 Section 2.7.  Paying Agent to Hold Money in Trust.

                 (a) TFFC will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee (and if the Trustee acts as Paying Agent, it hereby so agrees), subject to the provisions of this Section, that such Paying Agent will:

                 (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                 (ii) give the Trustee notice of any default by TFFC (or any other obligor under the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                 (iii) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent;

                 (iv) immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Trustee hereunder at the time of its appointment; and

                 (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

                 (b) TFFC may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Company Order direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 (c) Subject to applicable laws with respect to escheat of funds, any money held by the Trustee or any Paying Agent or a Clearing Agency in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to TFFC on Company Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to TFFC for payment thereof (but only to the extent of the amounts so paid to TFFC), and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of TFFC cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York City, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to TFFC. The Trustee may also adopt and employ, at the expense of TFFC, any other reasonable means of notification of such repayment.

                 Section 2.8.  Noteholder Lists.

                 The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Series of Notes. If the Trustee is not the Registrar, TFFC shall furnish to the Trustee at least seven Business Days before each Distribution Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Series of Notes.

                 Section 2.9.  Transfer and Exchange.

                 When Notes of any particular Series are presented to the Registrar or a co-registrar with a request to register a transfer or to exchange them for an equal principal amount of Notes of other denominations of the same Series, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange (a) shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to TFFC and the Registrar, duly executed by the holder thereof or its attorney, duly authorized in writing and (b) shall be transferred or exchanged in compliance with the following provisions:

                 (a)      Transfer of Restricted Global Notes.

                          (i) if such Note is being acquired for the account of such Holder, without transfer, a certification from such Holder to that effect (in substantially the form of Exhibit A-1 hereto); or

                          (ii) if such Note is being transferred to a qualified institutional buyer (as defined in Rule 144A) in accordance with Rule 144A or pursuant to an exemption from registration in accordance with Regulation S, a certification to that effect (in substantially the form of Exhibit A-1 hereto); or

                          (iii) if such Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit A-1 hereto) and an opinion of counsel acceptable to TFFC and to the Registrar to the effect that such transfer is in compliance with the Securities Act (in substantially the form of Exhibit A-2 hereto).

                          (iv) Temporary Global Note to Permanent Global Note. Interests in a Temporary Global Note as to which the Trustee has received from Euroclear or Cedel, as the case may be, a certificate substantially in the form of Exhibit E to the effect that Euroclear or Cedel, as applicable, has received a certificate substantially in the form of Exhibit F from the holder of a beneficial interest in such Note, will be exchanged, on and after the 40th day after the completion of the distribution of the relevant Series (the "Exchange Date"), for interests in a Permanent Global Note. To effect such exchange TFFC shall execute and the Trustee shall authenticate and deliver to DTC, or its nominee, for credit to the respective accounts of the holders of Notes, a duly executed and authenticated Permanent Global Note, representing the principal amount of interests in the Temporary Global Note initially exchanged for interests in the Permanent Global Note. The delivery to the Trustee by Euroclear or Cedel of the certificate or certificates referred to above may be relied upon by TFFC and the Trustee as conclusive evidence that the certificate or certificates referred to therein has or have been delivered to Euroclear or Cedel pursuant to the terms of this Indenture and the Temporary Global Note. Upon any exchange of interests in a Temporary Global Note for interests in a Permanent Global

         Note, the Trustee shall endorse the Temporary Global Note to reflect the reduction in the principal amount represented thereby by the amount so exchanged and shall endorse the Permanent Global Note to reflect the corresponding increase in the amount represented thereby. The Temporary Global Note or the Permanent Global Note shall also be endorsed upon any cancellation of principal amounts upon surrender of Notes purchased by TFFC or any of its respective subsidiaries or affiliates or upon any repayment of the principal amount represented thereby or any payment of interest in respect of such Notes.

                          (v) Restricted Global Note to Temporary Global Note During the Restricted Period. If, prior to the Exchange Date, a holder of a beneficial interest in the Restricted Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Temporary Global Note, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Temporary Global Note. Upon receipt by the Trustee as Transfer Agent ("Transfer Agent") of (1) instructions given in accordance with DTC's procedures from an agent member directing the Trustee as Transfer Agent to credit or cause to be credited a beneficial interest in the Temporary Global
         Note in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC's procedures containing information regarding the Euroclear or Cedel account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit A-3 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes and pursuant to and in accordance with Regulation S, the Transfer Agent shall instruct DTC to reduce the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred and the Transfer Agent, shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Temporary Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who shall be the agent member of Euroclear or Cedel, or both, as the case may be) a beneficial interest in the Temporary Global Note equal to the reduction in the principal amount of the Restricted Global Note.

                          (vi) Restricted Global Note to Permanent Global Note After the Restricted Period. If, after the Restricted Period, a holder of a beneficial interest in the Restricted Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such Restricted Global Note for an interest in the Permanent Global Note, or to transfer its interest in such Restricted Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Permanent Global Note, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Permanent Global Note. Upon receipt by the Transfer Agent of (I) instructions given in accordance with DTC's procedures from an agent member directing the Trustee to credit or cause to be credited a beneficial interest in the Permanent Global Note in an amount equal to the beneficial interest in the Restricted Global Note to be exchanged or transferred, (2) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Cedel account to be credited with such increase and (3) a certificate in the form of Exhibit A-4 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Notes (A) and pursuant to and in accordance with Regulation S or
         (B) and that the Note being exchanged or transferred is not a "restricted security" as defined in Rule 144, the Trustee shall instruct DTC to reduce the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred and the Transfer Agent shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Permanent Global Note by the aggregate principal amount of the beneficial interest in the Restricted Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Permanent Global Note equal to the reduction in the principal amount of the Restricted Global Note.

                          (vii) Temporary Global Note to Restricted Global Note. If a holder of a beneficial interest in the Temporary Global Note registered in the name of DTC or its nominee wishes at any time to exchange its interest in such

         Temporary Global Note for an interest in the Restricted Global Note, or to transfer its interest in such Temporary Global Note to a Person who wishes to take delivery thereof in the form of an interest in the Restricted Global Note, such holder may, subject to the rules and procedures of Euroclear or Cedel and DTC, as the case may be, exchange or cause the exchange or transfer of such interest for an equivalent beneficial interest in the Restricted Global Note. Upon receipt by the Transfer Agent of (1) instructions from Euroclear or Cedel or DTC, as the case may be, directing the Trustee to credit or cause to be credited a beneficial interest in the Restricted Global Note equal to the beneficial interest in the Temporary Global Note to be exchanged or transferred, such instructions to contain information regarding the agent member's account with DTC to be credited with such increase, and, with respect to an exchange or transfer of an interest in the Temporary Global Note after the Exchange Date, information regarding the agent member's account with DTC to be debited with such decrease, and (2) with respect to an exchange or transfer of an interest in the Temporary Global Note for an interest in the Restricted Global Note prior to the Exchange Date, a certificate in the form of Exhibit A-5 attached hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Temporary Global Note reasonably believes that the Person acquiring such interest in the Restricted Global Note is a Qualified Institutional Buyer and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, Euroclear or Cedel or the Trustee, as the case may be, shall instruct DTC to reduce the Temporary Global Note by the aggregate principal amount of the beneficial interest in the Temporary Global Note to be exchanged or transferred, and the Transfer Agent shall instruct DTC, concurrently with such reduction, to increase the principal amount of the Restricted Global Note by the aggregate principal amount of the beneficial interest in the Temporary Global Note to be so exchanged or transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Note equal to the reduction in the principal amount of the Temporary Global Note.

                          (viii) Permanent Global Note to Restricted Global Note. Interest in the Permanent Global Note may not be transferred for interests in the Restricted Global Note.

                          (ix) Other Transfers or Exchanges. In the event that a Global Note is exchanged for Notes in definitive registered form without interest coupons, pursuant to

         Section 2.18 hereof, such Notes may be exchanged or transferred for one another only in accordance with such procedures as are substantially consistent with the provisions of clauses (i) through
         (vi) above (including the certification requirements intended to insure that such exchanges or transfers comply with Rule 144A or Regulation S, as the case may be) and as may be from time to time adopted by TFFC and the Trustee.

                 (b) The Trustee shall not register the exchange of interests in a Note for a definitive Note or the transfer of or exchange of Note during the period beginning on any Record Date and ending on the next following Distribution Date.

                 (c) TFFC or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes. No service charge shall be made for any such transaction.

                 (d) If the Notes are listed on the Luxembourg Exchange, the Trustee or the Luxembourg Agent, as the case may be, shall send to TFFC upon any transfer or exchange of any Note information reflected in the copy of the register for the Notes maintained by the Registrar or the Luxembourg Agent, as the case may be.

                 (e) To permit registrations of transfers and exchanges, TFFC shall execute and the Trustee shall authenticate Notes, subject to such rules as the Trustee may reasonably require. No service charge to the Noteholder shall be made for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Registrar may require payment of a sum sufficient to cover any transfer tax or similar government charge payable in connection therewith (other than any such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.13 hereof in which event the Registrar will be responsible for the payment of any such taxes.)

                 (f) All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of TFFC, evidencing the same debt, and entitled to the same benefits under this Indenture, as Notes surrendered upon such registration of transfer or exchange.

                 (g) Prior to due presentment for registration of transfer of any Note, the Trustee, any Agent and TFFC may deem and treat the Person in whose name any Note is registered (as of the day of determination) as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Trustee, any Agent nor TFFC shall be affected by notice to the contrary.

                 (h) Notwithstanding any other provision of this Section 2.9, the typewritten Note or Notes representing Book-Entry Notes for any Series may be transferred, in whole but not in part, only to another nominee of the Clearing Agency for such Series, or to a successor Clearing Agency for such Series selected or approved by TFFC or to a nominee of such successor Clearing Agency, only if in accordance with this Section 2.9 and Section 2.18.

                 Section 2.10.  Legending of Notes.

                 Unless otherwise provided for in a Supplement and except as permitted by the following sentence, each Note shall bear a legend in substantially the following form:

                 THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES OR "BLUE SKY" LAWS. THE HOLDER HEREOF, BY PURCHASING THIS NOTE, AGREES FOR THE BENEFIT OF TEAM FLEET FINANCING CORPORATION (THE "COMPANY") THAT THIS NOTE IS BEING ACQUIRED FOR ITS OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTION AND MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO THE COMPANY (UPON REDEMPTION THEREOF OR OTHERWISE), (2) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF 144A, (3) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION IN COMPLIANCE WITH REGULATION S OF THE SECURITIES ACT, OR (4) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE RECEIPT OF THE REGISTRAR OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, IN EACH CASE SUCH TRANSFER SHALL BE MADE IN COMPLIANCE WITH THE INDENTURE AND ALL APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE RESALE RESTRICTIONS SET FORTH ABOVE.

Upon any transfer, exchange or replacement of Notes bearing such legend, or if a request is made to remove such legend on a Note, the Notes so issued shall bear such legend, or such legend shall not be removed, as the case may be, unless there is delivered to TFFC and the Trustee or the Luxembourg Agent, if the Notes are listed on the Luxembourg Exchange, such satisfactory evidence, which may include an opinion of counsel, as may be reasonably required by TFFC that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A, Rule 144 or Regulation S. Upon provision of such satisfactory evidence, the Trustee, at the direction of TFFC, shall authenticate and deliver a Note that does not bear such legend.

                 Section 2.11.  Replacement Notes.

                 (a) If (i) any mutilated Note is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to hold TFFC and the Trustee harmless then, in the absence of notice to TFFC, the Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC (which generally permit TFFC to impose reasonable requirements) are met, TFFC shall execute and upon its request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, TFFC may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, TFFC and the Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by TFFC or the Trustee in connection therewith. The holder of a Note may offer to the Trustee unsecured indemnification so long as such holder has a long-term debt rating or claims paying ability that is "investment grade."

                 (b) Upon the issuance of any replacement Note under this Section, TFFC may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Trustee) connected therewith.

                 (c)      Every replacement Note issued pursuant to this
Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of TFFC, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                 (d) The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                 Section 2.12.  Treasury Notes.

                 In determining whether the Noteholders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by TFFC or any Affiliate of TFFC shall be considered as though they are not Outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which the Trustee has received written notice of such ownership shall be so disregarded. Absent written notice to the Trustee of such ownership, the Trustee shall not be deemed to have knowledge of the identity of the individual beneficial owners of the Notes. In the event that any Affiliate of TFFC acquires any Note, TFFC shall promptly notify the Trustee thereof.

                 Section 2.13.  Temporary Notes.

                 (a) Pending the preparation of Definitive Notes issued under Section 2.18 hereof, TFFC may prepare and the Trustee, upon receipt of a Company Order, shall authenticate and deliver temporary Notes of such Series. Temporary Notes shall be substantially in the form of Definitive Notes of like Series but may have variations that are not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

                 (b) If temporary Notes are issued pursuant to Section 2.13(a) above, TFFC will cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of TFFC to be maintained as provided in
Section 8.2, without charge to the Noteholder. Upon surrender for cancellation of any one or more temporary Notes, TFFC shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

                 Section 2.14.  Cancellation.

                 TFFC may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which TFFC may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. TFFC may not issue new Notes to replace Notes that it has redeemed or paid or that have been delivered to the Trustee for cancellation. All canceled Notes held by the Trustee shall be disposed of in accordance with the Trustee's standard disposition procedures unless by a written order, signed by two Authorized Officers, TFFC shall direct that canceled Notes be returned to it.

                 Section 2.15.  Principal and Interest.

                 (a) The principal of each Series of Notes shall be payable at the times and in the amount set forth in the related Supplement in accordance with Section 6.1.

                 (b) Each Series of Notes shall accrue interest as provided in the related Supplement and such interest shall be payable on the Distribution Date for such Series in accordance with Section 6.1 and the related Supplement.

                 (c) Except as provided in the following sentence, the person in whose name any Note is registered at the close of business on any Record Date with respect to a Distribution Date for such Note shall be entitled to receive the principal and interest payable on such Distribution Date notwithstanding the cancellation of such Note upon any registration of transfer, exchange or substitution of such Note subsequent to such Record Date. Any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable.

                 (d) If TFFC defaults in the payment of interest on the Notes of any Series, such interest may, at the option of TFFC, cease to be payable to the persons who were Noteholders of such Series at the applicable Record Date and TFFC shall pay the defaulted interest in any lawful manner, plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are Noteholders of such Series on a subsequent special record date which date shall be at least five (5) Business Days prior to the payment date, at the rate provided in this Indenture and in the Notes of such Series. TFFC shall fix or cause to be fixed each such special record date and payment date, and at least 15 days before the special record date, TFFC (or the Trustee, in the name of and at the expense of TFFC) shall mail to Noteholders of such Series a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                 Section 2.16.  Book-Entry Notes.

                 (a) For each Series of Notes to be issued in registered form, TFFC shall duly execute the Notes, and the Trustee shall, in accordance with Section 2.4 hereof, authenticate and deliver initially one or more Global Notes that (a) shall be registered on the Note Register in the name of DTC or DTC's nominee, and (b) shall bear legends substantially to the following effect:

                 UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), TO TFFC OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. ("CEDE") OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE, HAS AN INTEREST HEREIN.

                 So long as DTC or its nominee is the registered owner or holder of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for purposes of this Indenture and such Notes. Members of, or participants in, DTC shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, and DTC may be treated by TFFC, the Trustee, any Paying Agent and any agent of such entities as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent TFFC, the Trustee, any Paying Agent and any agent of such entities from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its agent members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

                 (b) Subject to Section 2.9(g), the provisions of the "Operating Procedures of the Euroclear System" and the "Terms and Conditions Governing Use of Euroclear" and the "Management Regulations" and "Instructions to Participants" of Cedel, respectively, shall be applicable to the Global Note insofar as interests in a Global Note are held by the agent members of Euroclear or Cedel (which shall only occur in the case of the Temporary Global Note and the Permanent Global Note). Account holders or participants in Euroclear and Cedel shall have no rights under this Indenture with respect to such Global Note, and the registered holder may be treated by TFFC, the Trustee and any agent of TFFC or the Trustee as the owner of such Global Note for all purposes whatsoever.

                 (c)      [Reserved]

                 (d) Title to the Notes shall pass only by registration in the Note Register maintained by the Registrar pursuant to Section 2.6.

                 (e) Any typewritten Note or Notes representing Book-Entry Notes shall provide that they represent the aggregate or a specified amount of Outstanding Notes from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Notes represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a typewritten Note or Notes representing Book-Entry Notes to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Note Owners represented thereby, shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered to the Trustee pursuant to Section 2.4. Subject to the provisions of Section 2.5, the Trustee shall deliver and redeliver any typewritten Note or Notes representing Book-Entry Notes in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. Any instructions by TFFC with respect to endorsement or delivery or redelivery of a typewritten Note or Notes representing the Book-Entry Notes shall be in writing but need not comply with Section 13.3 hereof and need not be accompanied by an Opinion of Counsel.

                 (f) Unless and until definitive, fully registered Notes ("Definitive Notes") have been issued to Note Owners pursuant to Section 2.18:

                          (i) the provisions of this Section 2.16 shall be in full force and effect;

                          (ii) the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency and the Clearing

         Agency Participants for all purposes of this Indenture (including the making of payments on the Notes and the giving of instructions or directions hereunder) as the authorized representatives of the Note Owners;

                          (iii) to the extent that the provisions of this
         Section 2.16 conflict with any other provisions of this Indenture, the provisions of this Section 2.16 shall control;

                          (iv) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Holders of Notes evidencing a specified percentage of the Outstanding principal amount of the Notes, the applicable Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note owners and/or their related Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee; and

                          (v) the rights of Note Owners shall be exercised only through the applicable Clearing Agency and their related Clearing Agency Participants and shall be limited to those established by law and agreements between such Note Owners and their related Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Notes are issued pursuant to Section 2.18, the applicable Clearing Agencies will make book-entry transfers among their related Clearing Agency Participants and receive and transmit payments of principal and interest on the Notes to such Clearing Agency Participants.

                 Section 2.17.  Notices to Clearing Agency.

                 Whenever notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.18, the Trustee, TFFC and the Servicer shall give all such notices and communications specified herein to be given to Noteholders to the applicable Clearing Agency for distribution to the Note Owners.

                 Section 2.18.  Definitive Notes.

                 (a) Conditions for Issuance. Interests in a Restricted Global Note or Permanent Global Note deposited with DTC pursuant to Section 2.5 shall be transferred to the beneficial owners thereof in the form of definitive registered Notes only if such transfer complies with Section 2.9 and (x) DTC notifies TFFC that it is unwilling or unable to continue as depositary for such Restricted Global Note or Permanent Global Note or at any time ceases to be a "clearing agency" registered under the United States Securities Exchange Act of 1934, as amended, (the "Exchange Act"), and a successor depositary so registered is not appointed by TFFC within 90 days of such notice or (y) TFFC determines that the Restricted Global Note or Permanent Global Note with respect to the relevant Series of Notes shall be exchangeable for definitive registered Notes. Definitive registered Notes shall be issued without coupons in amounts of U.S.$l,000,000 and integral multiples of U.S.$l,000, subject to compliance with all applicable legal and regulatory requirements.

                 (b) Issuance. If interests in any Restricted Global Note or Permanent Global Note, as the case may be, are to be transferred to the beneficial owners thereof in the form of definitive registered Notes pursuant to this Section 2.18, such Restricted Global Note or Permanent Global Note, as the case may be, shall be surrendered by DTC to the office or agency of the Transfer Agent located in the Borough of Manhattan, the City of New York, or if the Notes are listed on the Luxembourg Stock Exchange, to the applicable Luxembourg Agent in Luxembourg, to be so transferred, without charge. If interests in any Permanent Global Note are to be transferred to the beneficial owners thereof in the form of definitive Notes pursuant to this Section 2.18, such Permanent Global Note shall be surrendered by the custodian for DTC to the Transfer Agent or its agent located in London to be so transferred, without charge. The Trustee shall authenticate and deliver, upon such transfer of interests in such Restricted Global Note or Permanent Global Note, an equal aggregate principal amount of definitive registered Notes of authorized denominations. The definitive Notes transferred pursuant to this Section 2.18 shall be executed, authenticated and delivered only in the denominations specified in paragraph (a) above or in the related Supplement, and definitive registered Notes shall be registered in such names as DTC shall direct in writing. The Transfer Agent shall have at least 30 days from the date of its receipt of definitive Notes and registration information to authenticate and deliver such definitive Notes. Any definitive registered Note delivered in exchange for an interest in a Restricted Global Note or Permanent Global Note shall, except as otherwise provided by Section 2.10, bear, and be subject to, the legend regarding transfer restrictions set forth in Section 2.10. TFFC will promptly make available to the Transfer Agent a reasonable supply of definitive Notes. TFFC shall bear the costs and expenses of printing or preparing any definitive Notes.

                 (c) Transfer of Definitive Notes. Subject to the terms of this Indenture, the holder of any definitive registered Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office maintained by the Transfer Agent for such purpose in the Borough of Manhattan, The City of New York, such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to TFFC and the Transfer Agent by, the holder thereof. In exchange for any definitive registered Note properly presented for transfer, TFFC shall execute and the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered in compliance with applicable law, to the transferee at such office, or send by mail (at the risk of the transferee) to such address as the transferee may request, definitive registered Notes for the same aggregate principal amount as was transferred. In the case of the transfer of any definitive registered Note in part, TFFC shall execute and the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered to the transferor at such office, or send by mail (at the risk of the transferor) to such address as the transferor may request, definitive registered Notes for the aggregate principal amount that was not transferred. No transfer of any definitive registered Note shall be made unless the request for such transfer is made by the registered holder at such office.

                 (d) Neither TFFC nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes for such Series, the Trustee shall recognize the Holders of the Definitive Notes as Noteholders of such Series.

                 Section 2.19. Acquisition of Notes by Lessee Group. Neither Team nor any Affiliate of Team shall acquire any indebtedness outstanding under the Notes (whether by direct purchase of a Note, acquisition of a participation interest in any Note, or otherwise) unless such acquisition is accomplished in a manner such that all of the Noteholders have an equal opportunity to sell all or a portion of the indebtedness under their respective Notes pro rata to their respective Invested Percentages.

                                   ARTICLE 3.

                                    SECURITY

                 Section 3.1.  Grant of Security Interest.

                 (a) To secure the TFFC Obligations and all amounts owing in respect of the Team Interest, TFFC hereby pledges, assigns, conveys, delivers, transfers and sets over to the Trustee, for the benefit of the Noteholders, the Note Owners and the holder of the Team Interest (the Noteholders, the Note Owners and the holder of the Team Interest being referred to as the "Secured Parties"), and hereby grants to the Trustee, for the benefit of the Secured Parties, a security interest in all of TFFC's right, title and interest in and to all of TFFC's assets, property and interests in property of any kind or nature whatsoever (other than as specified below) whether now owned or hereafter acquired or created (all of the foregoing being referred to as the "Collateral"), including without limitation, all of the following property and interests in property:

                 (i) the rights of TFFC under the Repurchase Vehicle Lease (including rights against any guarantor of obligations of the Lessees thereunder) and any other agreements to which TFFC is a party other than the Repurchase Programs (collectively, the "TFFC Agreements"), including, without limitation, all monies due and to become due to TFFC from Team and the Lessees under or in connection with the TFFC Agreements, whether payable as rent, guaranty payments, fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the TFFC Agreements or otherwise, and all rights, remedies, powers, privileges and claims of TFFC against any other party under or with respect to the TFFC Agreements (whether arising pursuant to the terms of such TFFC Agreements or otherwise available to TFFC at law or in equity), including the right to enforce any of the TFFC Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the TFFC Agreements or the obligations of any party thereunder;

                          (ii) (a) all Repurchase Vehicles (other than
         Segregated Repurchase Vehicles) owned by TFFC as of the Closing Date of the first Series of Notes and all Repurchase Vehicles (other than Segregated Repurchase Vehicles) acquired by TFFC during the term of this Indenture, and all Certificates of Title with respect to such Vehicles, (b) all Liens and property from time to time purporting to secure payment of any of the obligations or liabilities of the

         Lessees or Team arising under or in connection with the Repurchase Vehicle Lease, together with all financing statements filed in favor of, or assigned to, TFFC describing any collateral securing such obligations or liabilities, and (c) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such obligations and liabilities of the Lessees or Team pursuant to the Repurchase Vehicle Lease;

                          (iii) all right, title and interest of TFFC in, to and under any Repurchase Programs relating to, and all monies due and to become due in respect of, the Repurchase Vehicles (other than Segregated Repurchase Vehicles) purchased from the Manufacturers under or in connection with the Repurchase Programs whether payable as Repurchase Vehicle repurchase prices, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Repurchase Programs or otherwise;

                          (iv) (a) the Repurchase Collection Account, (b) all funds on deposit therein from time to time, (c) all certificates and instruments, if any, representing or evidencing any or all of the Repurchase Collection Account or the funds on deposit therein from time to time, and (d) all Permitted Investments made at any time and from time to time with the moneys in the Repurchase Collection Account (including income thereon);

                          (v) all additional property that may from time to time hereafter (pursuant to the terms of any Supplement or otherwise (other than any Supplement in respect of a Segregated Series of Notes)) be subjected to the grant and pledge hereof by TFFC or by anyone on its behalf; and

                          (vi) all proceeds of any and all of the foregoing including, without limitation, payments under insurance (whether or not the Trustee is the loss payee thereof) and cash;

provided, however, the Collateral shall not include the Team Distribution Account, any funds on deposit therein from time to time, any certificates or instruments, if any, representing or evidencing any of all of the Team Distribution Account or the funds on deposit therein from time to time, or any Permitted Investments made at any time and from time to time with the moneys in the Team Distribution Account (including the income thereon).

                 (b) Each of the Secured Parties, by its execution of this Indenture, hereby appoints the Trustee as its collateral agent under and for the purposes of this Indenture. Each Secured Party authorizes the Trustee as collateral agent to act on behalf of such Secured Party under this Indenture and, in the absence of other written instructions from a Secured Party as may be received from time to time by the Trustee from the Secured Parties (with respect to which the Trustee agrees that it will comply, except as otherwise provided in this Indenture or any Supplement or as otherwise advised by counsel), to exercise such powers hereunder as are specifically delegated to or required of the Trustee as collateral agent by the terms hereof and with such powers as may be reasonably incidental thereto. In furtherance of the foregoing, TFFC and the Secured Parties hereby authorize the Trustee to be named as the first lienholder on the Certificates of Title for the Vehicles referred to in clause (ii) above, in a representative capacity, as collateral agent for the Secured Parties. The Trustee agrees that all of its right, title and interest in and to the Collateral shall be solely for the benefit of the Secured Parties.

                 (c) The foregoing grant is made in trust to secure the TFFC Obligations and the Team Interest, and to secure compliance with the provisions of this Indenture and any Supplement, all as provided in this Indenture. The Trustee, as Trustee on behalf of the Secured Parties, acknowledges such grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture to the best of its abilities to the end that the interests of the Noteholders may be adequately and effectively protected. The Collateral shall secure the Notes equally and ratably without prejudice, priority (except, with respect to any Series of Notes, as otherwise stated in the applicable Supplement) or distinction (other than in respect of Notes under a Segregated Series).

                 Section 3.2.  Certain Rights and Obligations of TFFC
Unaffected.

                 (a) Notwithstanding the assignment and security interest so granted to the Trustee, TFFC shall nevertheless be permitted, subject to the Trustee's right to revoke such permission in the event of an Amortization Event and subject to the provisions of Section 3.3 hereof, to give all consents, requests, notices, directions, approvals, extensions or waivers, if any, which are required to be given in the normal course of business (which does not include waivers of defaults under any of the TFFC Agreements or any of the Repurchase Programs or revocation of powers of attorney to Team and the Lessees) to Team, TFFC or the Lessees by TFFC and by Team or the Lessees to the Manufacturers by the specific terms of each of the Leases and each Repurchase Program, respectively.

                 (b) The assignment of the Collateral to the Trustee shall not (i) relieve TFFC from the performance of any term, covenant, condition or agreement on TFFC's part to be performed or observed under or in connection with any of the TFFC Agreements or any of the Repurchase Programs or from any liability to Team or the Manufacturers, as the case may be, or (ii) impose any obligation on the Trustee or any of the Secured Parties to perform or observe any such term, covenant, condition or agreement on TFFC's part to be so performed or observed or impose any liability on the Trustee or any of the Secured Parties for any act or omission on the part of TFFC or from any breach of any representation or warranty on the part of TFFC. TFFC hereby agrees to indemnify and hold harmless the Trustee, each Noteholder and each Note Owner (including, in each case, their respective directors, officers, employees and agents) from and against any and all losses, liabilities (including liabilities for penalties), claims, demands, actions, suits, judgments, reasonable out-of-pocket costs and expenses arising out of or resulting from the assignment granted hereby or by any Assignment Agreement, whether arising by virtue of any act or omission on the part of TFFC or otherwise, including, without limitation, the reasonable out-of-pocket costs, expenses, and disbursements (including reasonable attorneys' fees and expenses) incurred by the Trustee, any of the Noteholders and any of the Note Owners in enforcing this Indenture or preserving any of their respective rights to, or realizing upon, any of the Collateral; provided, however, the foregoing indemnification shall not extend to any action by the Trustee, a Noteholder or a Note Owner which constitutes gross negligence or willful misconduct by the Trustee, such Noteholder or any other Indemnified Person hereunder. The indemnification provided for in this Section 3.2 shall survive the removal of, or a resignation by, such Person as Trustee as well as the termination of this Indenture, any Supplement and/or any Assignment Agreement.

                 Section 3.3.  Performance of Agreement.

                 Upon the occurrence of a Limited Liquidation Event of Default or Liquidation Event of Default, promptly following a request from the Trustee to do so and at Team's expense, TFFC agrees to take all such lawful action as permitted under this Indenture as the Trustee may request to compel or secure the performance and observance by: (i) Team or by any party to any TFFC Agreement or any other Related Document of its obligations to TFFC, and (ii) a Manufacturer under a Repurchase Program of its obligations to Team, the Lessees and TFFC, as assignee, in each case in accordance with the applicable terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to TFFC to the extent and in the manner directed by the Trustee, including, without limitation, the transmission of notices of default and the institution of legal or administrative actions or proceedings to compel or secure performance by Team (or such party to any TFFC Agreement or any other Related Document) or by a Manufacturer under a Repurchase Program, of their respective obligations thereunder.


                 Section 3.4.  Further Assurances.

                 TFFC (a) will from time to time, at the expense of TFFC, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable (including as may be reasonably requested by the Trustee or the Servicer), in order to perfect and protect any security interest granted or purported to be granted hereby or in any Supplement or to enable the Trustee or the Servicer to exercise and enforce its rights and remedies hereunder or under any Supplement with respect to any Collateral, including, without limitation, the execution of Uniform Commercial Code financing or continuation statements, Certificates of Title, or amendments or corrections thereto, and (b) hereby authorizes the Trustee to file one or more financing or continuation statements and Certificates of Title, and amendments thereto, relative to all or any part of the Collateral without the signature of TFFC, where permitted by law. A reproduction of this Indenture or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. TFFC agrees that all Certificates of Title shall be duly noted to show the Lien of the Trustee and shall be held in safekeeping and otherwise handled as set forth in Section
3.5 hereof.

                 Section 3.5. Certificates of Title. Team, as Servicer, shall hold all Certificates of Title, in trust, as agent of, and custodian for, the Trustee. Team, as Servicer, shall (i) hold all such Certificates of Title, under lock and key, in a safe fireproof location at one or more of the regional offices specified in Exhibit G (as the same may be from time to time revised by the Servicer on 30 days' prior written notice to the parties hereto), and (ii) not release or surrender any Certificate of Title except in accordance with this Indenture (and in any event not release or surrender to any Lessee any of the Certificates of Title other than Certificates of Title as to which the Lien of the Trustee has been released in accordance with this Indenture).

                 Section 3.6.  Release of Collateral.

                 (a) The Trustee hereby grants to the Servicer a power of attorney, with full power of substitution to take any and all actions, in the name of the Trustee, (i) to note the Trustee as the holder of a first Lien on the Certificates of Title, and/or otherwise ensure that the first Lien shown on any and all Certificates of Title is in the name of the Trustee and (ii) to release the Trustee's Lien on any Certificate of Title in connection with the sale or disposition of the related Vehicle permitted pursuant to the provisions of any of the Leases. Nothing in this Agreement shall be construed as authorization from the Trustee to the Servicer to release any Lien on the Certificates of Title except upon compliance with this Agreement.

                 (b) The Trustee shall have the right to terminate the power of attorney referred to in Section 3.6(a)(ii) (including the related power granted under Section 3.7) after the occurrence, and during the continuance, of an Amortization Event or a Servicer Default by giving written notice to such effect to the Servicer.

                 Section 3.7. Power of Attorney. To further evidence the power of attorney referred to in Section 3.6(a)(ii), the Trustee agrees that upon request of the Servicer it will execute a separate power of attorney substantially in the form of Exhibit H.

                 Section 3.8. Stamp, Other Similar Taxes and Filing Fees. TFFC and Team shall jointly and severally indemnify and hold harmless the Trustee and each Noteholder from any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, that may be assessed, levied or collected by any jurisdiction in connection with this Indenture or any Collateral. TFFC and Team shall pay, or reimburse the Trustee for, any and all amounts in respect of, all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts that may be payable or determined to be payable in respect of the execution, delivery, performance and/or enforcement of this Indenture.

                                   ARTICLE 4.

                                  THE SERVICER

                 Section 4.1. Acceptance of Appointment and Other Matters Relating to the Servicer.

                 (a) Team hereby agrees to act as the initial Servicer under this Indenture. The Noteholders by their acceptance of the Notes consent to Team acting as Servicer.

                 (b) The Servicer shall (i) cause the Trustee to be shown as the first lienholder on all Certificates of Title with respect to Vehicles owned by TFFC, (ii) direct payments due under Repurchase Programs in respect of Repurchase Vehicles (other than Segregated Repurchase Vehicles) to be deposited into the Collection Account, (iii) direct payments due in connection with any Non-Repurchase Vehicles to be deposited in the Collection Account, (iv) direct payments due in connection with any Segregated Repurchase Vehicles to be deposited in the Collection Account, (v) turn in (or cause to be turned in) Repurchase Vehicles owned by TFFC (unless previously sold in accordance with the Related Documents) to the relevant Manufacturer within the Repurchase Period and comply and cause TFFC (or, if applicable, the Lessees) to comply with all of their respective obligations under the Repurchase Programs, (vi) prepare the monthly Fleet Report, the Daily Report, the Monthly Servicer's Certificate, the Monthly Noteholders' Statement, the Annual Noteholders' Tax Statement and the Annual Servicer's Certificate, and cause to be furnished the report required to be delivered pursuant to Section 4.6 hereof, (vii) instruct the Trustee to make withdrawals and payments from the Collection Accounts in accordance with the provisions of this Agreement and any related Supplement,
(viii) execute and deliver for the benefit of the Secured Parties any and all documents with respect to the Vehicles owned by TFFC and the Repurchase Programs and, to the extent permitted by applicable law, commence enforcement proceedings with respect to such Repurchase Programs, (ix) release (or cause the Trustee to release) the Trustee's lien on any Certificate of Title with respect to any Vehicle in connection with the sale or disposition of such Vehicle in accordance with the terms of the related Lease and this Indenture,
(x) maintain or cause to be maintained in good repair, working order, and condition all of the Vehicles owned by TFFC and otherwise service and administer the Vehicles, and the Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable to accomplish such servicing and administrative functions, (xi) hold all Certificates of Title in accordance with Section 3.5 hereof, and (xii) perform all its other obligations set forth in this Base Indenture and the other Related Documents. Without limiting the generality of the foregoing and subject to Section 4.16 and any limitations set forth in the applicable Supplement, the Servicer is hereby authorized and empowered:

                          (i) to instruct the Trustee or Paying Agent, as applicable, to make withdrawals and payments from the Collection Accounts in accordance with such instructions as are set forth in this Indenture and the applicable Supplement,

                          (ii)    to the extent permitted under and in
         compliance with applicable laws and regulations, to execute and deliver, for the benefit of the Noteholders, any and all instruments necessary or appropriate to commence or maintain enforcement proceedings with respect to Repurchase Programs or any Enhancement,

                          (iii) to make any filings, reports, notices, applications, or registrations with, and to seek any consents or authorizations from the SEC and any state securities laws authority on behalf of TFFC as may be necessary or advisable to comply with any Federal or state securities laws or reporting requirements or laws, and

                          (iv) to perform such other functions as are provided for under this Indenture or any Related Document.

                 (c) Subject to Section 4.16, the Trustee and the Paying Agent shall promptly follow the instructions of the Servicer to withdraw funds from the Collection Accounts and make drawings under any Enhancement, as provided in the applicable Supplement. The Trustee shall furnish the Servicer with documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                 (d) The Servicer shall be obligated to use substantially the same servicing procedures, offices, employees and amounts for servicing the Vehicles as those used by the Servicer in connection with servicing other vehicles, whether for its own account or that of other parties.

                 (e) The Servicer agrees that if any amounts are received by the Servicer which pursuant to Section 5.2(a) should, at or before such time, have been paid to any of the Collection Accounts, such amounts will not be commingled by the Servicer with any of its other funds or property but will be held separate and apart therefrom and shall be held in trust by the Servicer for, and immediately paid over, but in any event within two

Business Days from receipt, to the appropriate Collection Account, with any necessary endorsement.

                 Section 4.2.  Servicing Compensation.

                 (a) As compensation for its servicing activities hereunder and reimbursement for its expenses as set forth in Section 4.2(b), the Servicer shall be entitled to receive a monthly servicing fee (the "Monthly Servicing Fee"), payable in arrears on each Distribution Date prior to the termination of this Indenture pursuant to Section 11.1 in an amount equal to the sum of the Monthly Servicing Fees for all Series. Except as otherwise specified in a Supplement, the Monthly Servicing Fee for each Series of Notes (each, a "Series Monthly Servicing Fee") on each Distribution Date shall be equal to (i) the portion of the Supplemental Servicing Fee allocated to such Series of Notes pursuant to the related Supplement, plus (ii) one-twelfth of the product of (A) the Servicing Fee Percentage for such Series and (B) the aggregate outstanding principal amount of such Series on the Business Day preceding such Distribution Date. The Series Monthly Servicing Fee for each Series shall be paid to the Servicer pursuant to the procedures set forth in the applicable Supplement. The supplemental servicing fee (the "Supplemental Servicing Fee") for any period shall be equal to all Carrying Charges for such period (exclusive of amounts payable under clause (ii) above).

                 (b) The Servicer's expenses include, and the Servicer agrees to pay, the amounts due to the Trustee pursuant to Section 10.6, plus the reasonable fees and disbursements of independent accountants, plus all other expenses incurred by the Servicer or TFFC in connection with its activities hereunder or under the Related Documents, and include, without limitation, all fees and expenses of TFFC provided for in Section 4.12 hereof, all other fees and expenses whatsoever of TFFC other than interest, and all Carrying Charges, to the extent not included within the foregoing. The Servicer, however, shall not be liable for any liabilities, costs or expenses of TFFC, the Trustee or the Noteholders arising under any tax law, including without limitation any Federal, state or local income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith), except to the extent incurred as a result of the Servicer's violation of the provisions of this Indenture; provided, however, the foregoing provisions of this sentence shall not affect the indemnification obligations of Team or the Lessees under
Section 16 of any of the Leases. In the event that the Servicer fails to pay any amount due to the Trustee pursuant to Section 10.6 hereof, the Trustee will be entitled to receive such amounts due from the Monthly Servicing Fee prior to payment thereof to the Servicer.

                 Section 4.3. Representations, Warranties and Covenants of the Servicer.

                 The Servicer hereby makes, and any Successor Servicer by its appointment hereunder shall make, the following representations and warranties with respect to the issuance of any Series of Notes, as of the related Closing Date, unless otherwise stated in the Supplement:

                 (a) Organization and Good Standing. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and has full corporate power, authority and legal right to own its properties and conduct its business as such properties are presently owned and such business is presently conducted, and to execute, deliver and perform its obligations under this Indenture, any Supplement and any of the other Related Documents to which it is a party.

                 (b) Due Qualification. The Servicer is duly qualified to do business and is in good standing (or is exempt from such requirements) as a foreign corporation in any state where such qualification is necessary in order to perform its obligations as required by this Indenture, any Supplement and any of the other Related Documents to which it is a party and has obtained all necessary licenses and approvals as required under Federal and state law, and if the Servicer shall be required by any Requirement of Law to so qualify or register or obtain such license or approval, then it shall do so except where the failure to obtain such license, qualification or approval does not materially affect the Servicer's ability to perform its obligations hereunder.

                 (c) Due Authorization. The execution, delivery, and performance of this Indenture, any Supplement and any other Related Document to which the Servicer is a party, and the consummation of the transactions provided for hereby and thereby have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

                 (d) Binding Obligation. This Indenture, any Supplement and any other Related Document to which the Servicer is a party constitute (or, in the case of any Supplement, will upon due execution constitute) legal, valid and binding obligations of the Servicer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity).

                 (e) No Violation. The execution and delivery by the Servicer of this Indenture, any Supplement and any other Related Document to which the Servicer is a party, and the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms thereof applicable to the Servicer, will not conflict with, violate, result in any breach of any of the terms and provisions of, or constitute with or without notice or lapse of time or both) a material default under, any Requirement of Law applicable to the Servicer or any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound.

                 (f) No Proceedings. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture or any Supplement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Indenture, any Supplement or any other Related Document to which the Servicer is a party, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Indenture, any Supplement or any other Related Document to which the Servicer is a party or the federal or state income, excise, franchise or similar tax attributes of the Notes.

                 (g) Compliance with Requirements of Law. The Servicer shall maintain in effect all material qualifications required under Requirements of Law in order to perform its obligations hereunder and will comply in all material respects with all other Requirements of Law, the failure to comply with which would have a material adverse effect on the Noteholders.

                 (h) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of this Indenture, the performance by the Servicer of the transactions contemplated by this Indenture and the fulfillment by the Servicer of the terms hereof, have been obtained, except such as are required by state securities or "Blue Sky" laws in connection with the distribution of the Notes.

                 Section 4.4.  Reports and Records for the Trustee.

                 (a) Daily Reports. On each Business Day commencing on the initial Closing Date, the Servicer shall prepare and maintain at the office of the Servicer a record (each, a "Daily Report") setting forth (i) the aggregate amount of payments received from Manufacturers under Repurchase Programs related to the Repurchase Vehicles and deposited in the Repurchase Collection Account, (ii) the aggregate amount of payments received with respect to the Non- Repurchase Vehicles and deposited in the Non-Repurchase Collection Account, (iii) the aggregate amount of payments received with respect to Segregated Repurchase Vehicles and deposited in the Collection Account, and
(iv) the aggregate amount of other Collections processed by the Servicer on the immediately preceding Business Day. Within one Business Day after request therefor is made by the Trustee, the Servicer shall deliver a copy of the Daily Report for any Business Day to the Trustee.

                 (b) Monthly Servicer's Certificate. On each Determination Date, the Servicer shall forward to TFFC, the Trustee, the Paying Agent, the Rating Agencies and any applicable Credit Enhancement Provider, an Officers' Certificate of the Servicer substantially in the form of Exhibit B (each, a "Monthly Servicer's Certificate") setting forth, inter alia, the following information (which, in the cases of clauses (iii), (iv) and (v) below, will be expressed as a dollar amount per $1,000 of the original principal amount of such Notes): (i) the aggregate amount of payments received from the Manufacturers under Repurchase Programs and deposited in the Repurchase Collection Account, the aggregate amount of payments received in connection with the Non-Repurchase Vehicles and deposited in the Non-Repurchase Collection Account, the aggregate amount of payments received in connection with the Segregated Repurchase Vehicles and deposited in the Collection Account and the aggregate amount of other Collections processed for the Related Month with respect to such Determination Date; (ii) the Invested Percentage on the last day of the Related Month of each Series of Notes; (iii) for each Series, the total amount to be distributed to Noteholders on the next succeeding Distribution Date; (iv) for each Series, the amount of such distribution allocable to principal on the Notes; (v) for each Series, the amount of such distribution allocable to interest on the Notes; (vi) for each Series, the amount of

Enhancement used or drawn in connection with the distribution to Noteholders of such Series on the next succeeding Distribution Date, together with the aggregate amount of remaining Enhancement not theretofore used or drawn; (vii) for each Series, the Series Monthly Servicing Fee for the next succeeding Distribution Date; (viii) for each Series, the existing Carryover Controlled Amortization Amount, if any; (ix) the Pool Factor with respect to such Related Month; (x) a list of all Vehicles owned by TFFC at the close of business on the last day of the Related Month; (xi) the Aggregate Asset Amount at the close of business on the last day of the Related Month; (xii) if Enhancement is provided for any Series of Notes by means of overcollateralization, the amount of recoveries and losses for the Related Month and the amount of any excess funds available for such overcollateralization; (xiii) the Liquidity Amount; (xiv) the existence of any Series 1996-1 Credit Support Deficiency; and (xv) whether, to the knowledge of the Servicer, any Lien exists on any of the Collateral (other than Liens granted pursuant to this Indenture and the other Related Documents or permitted thereunder). The Trustee shall be under no duty to recalculate, verify or recompute the information supplied to it under this
Section 4.4.

                 (c) Servicer's Fleet Report. On or before each Determination Date, the Servicer shall furnish to the Trustee a report (which may be on diskette, magnetic tape or other electronic medium) (each, a "Fleet Report") showing as of the last day of the Related Month (i) the vehicle identification numbers with respect to all Vehicles owned by TFFC; (ii) the Capitalized Cost of Vehicles that are Manufacturer Acquired Vehicles, the Net Book Value at the time of acquisition of Repurchase Vehicles that are Team Acquired Vehicles and Auction Acquired Vehicles and the Non- Repurchase Vehicle Acquisition Price of all Non-Repurchase Vehicles that are Team Acquired Vehicles and Auction Acquired Vehicles; (iii) the Net Book Value of such Vehicles that are Repurchase Vehicles and the Non-Repurchase Vehicle Value of such Vehicles that are Non-Repurchase Vehicles, in each case as of the end of the Related Month; (iv) those Vehicles that have been turned back to Manufacturers or delivered to an authorized auction pursuant to the applicable Repurchase Program during the Related Month; (v) Vehicles that have become Casualties during the Related Month; (vi) the Net Book Value of Repurchase Vehicles that have become Casualties and the Non-Repurchase Vehicle Value of Non-Repurchase Vehicles that have become Casualties, in each case as of the date immediately preceding the date on which such Vehicles became Casualties;
(vii) the aggregate Repurchase Prices and Guaranteed Payments scheduled to be received by TFFC during the Related Month from the Manufacturers; (viii) the Disposition Proceeds of Non-Repurchase Vehicles sold or delivered to auction pursuant to a Non-Repurchase Vehicle Lease during the Related Month; (ix) the aggregate Depreciation Charges for all Vehicles continuing in the possession of TFFC; (x) the total amount of Rent being paid on such date under each of the Leases; (xi) information with respect to each Lessee necessary to compute the Aggregate Asset Amount as of the end of the Related Month; (xii) the charges owing from and credits due to the Lessees pursuant to each of the Leases; and
(xiii) those Repurchase Vehicles that are Segregated Repurchase Vehicles. The Trustee shall make the Fleet Report available for inspection by any Noteholder at the Corporate Trust Office, during normal business hours, upon such Noteholder's written request.

                 (d) Monthly Noteholders' Statement. On or before each Distribution Date, the Servicer shall furnish to the Trustee and each Noteholder which requests a copy thereof a Monthly Noteholders' Statement.

                 (e) Notice of Amortization Events and Defaults. Promptly upon becoming aware of any Potential Amortization Event or Amortization Event or any default under this Indenture or any Related Document, the Servicer shall give the Trustee and each Noteholder which requests a copy thereof, each Enhancement Provider and the Rating Agencies notice thereof.

                 (f) Electronic Data. On or before each Determination Date, the Servicer shall furnish to the Trustee, on diskette, magnetic tape or other electronic medium, the data in respect of the Vehicles and each of the Leases used by the Servicer in performing its obligations as Servicer hereunder and under each of the Leases during the Related Month.

                 Section 4.5.  Annual Servicer's Certificate.

                 The Servicer will deliver to TFFC, the Trustee, each Noteholder which requests a copy thereof, the Paying Agent, any applicable Credit Enhancement Provider, and the Rating Agencies on or before April 15 of each calendar year, beginning with April 15, 1997, an Officers' Certificate substantially in the form of Exhibit C (each, an "Annual Servicer's Certificate") (a) stating that a review of the activities of the Servicer during the preceding calendar year (or during the initial period from the initial Closing Date until April 15, 1997) and of its performance under this Indenture and the other Related Documents to which the Servicer is a party was made under the supervision of the officers signing such certificate, (b) stating that to the best of such officers' knowledge, based on such review, either there has occurred no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default and the Servicer has fully performed all its obligations under this Indenture and such other Related Documents throughout such year, or, if there has occurred such event or an Amortization Event, specifying each such event known to such officers and the nature and status thereof, and (c) stating (and containing an Opinion of Counsel to the effect) that all necessary Uniform Commercial Code continuation statements and other Uniform Commercial Code filings have been completed (including, without limitation, any "precautionary filings" made by the Lessees in favor of the Lessor), all necessary Repurchase Program Collateral Assignment Agreements have been executed and delivered pursuant to Section 8.14(a) hereof, and all other actions, if any, required to maintain the perfected security interest of the Trustee in the Collateral, have been taken and that the Trustee continues to have a perfected security interest in the Collateral. A copy of such certificate may be obtained by any Noteholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                 Section 4.6.  Annual Servicing Report.

                 On or before April 15 of each calendar year, beginning with April 15, 1997, the Servicer shall cause one of the Big Six Accounting Firms (who may also render other services to the Servicer) to furnish a report to TFFC, the Trustee, each Noteholder which requests a copy thereof, the Rating Agencies and any Enhancement Provider to the effect that (i) they have compared the mathematical calculations of each amount set forth in the monthly certificates forwarded by the Servicer pursuant to Section 4.4(b) of this Indenture during the period covered by such report (which shall be the period from January 1 to and including December 31 of the prior calendar year or for the calendar year ending December 31, 1996 from the initial Closing Date to December 31, 1996) with the Servicer's computer reports which were the source of such amounts and that on the basis of such comparison, such accountants are of the opinion that such amounts are in agreement, except for such exceptions as they believe to be immaterial and such other exceptions as shall be set forth in such statement and (ii) they have examined certain documents and the records relating to the servicing of the Vehicles under this Indenture and the other Related Documents to which the Servicer is a party and that, on the basis of such examination, nothing has come to the attention of such accountants that would cause such accountants to believe that such servicing (including the allocations of Collections under the Indenture) has not been completed in compliance with the terms and conditions set forth in Section 3.5, Section 3.6,
Section 4.1, Section 4.4, Article 5 and Section 6.4 of this Indenture, the terms and conditions of any Supplement, and the terms and conditions of each of the Leases except for (a) such exceptions as such accountants believe to be immaterial and (b) such other exceptions as shall be set forth in such report. A copy of such report may be obtained by any Noteholder by a request in writing to the Trustee addressed to the Corporate Trust Office.

                 Section 4.7.  Tax Treatment.

                 TFFC has structured this Indenture and the Notes have been (or will be) issued with the intention that the Notes will qualify under applicable tax law as indebtedness of TFFC and any entity acquiring any direct or indirect interest in any Note by acceptance of its Notes (or, in the case of a Note Owner, by virtue of such Note Owner's acquisition of a beneficial interest therein) agrees to treat the Notes (or beneficial interests therein) for purposes of Federal, state and local and income or franchise taxes and any other tax imposed on or measured by income, as indebtedness of TFFC. Each Noteholder agrees that it will cause any Note Owner acquiring an interest in a Note through it to comply with this Indenture as to treatment as indebtedness for such tax purposes.

                 Section 4.8.  Notices to Team.

                 In the event that Team is no longer acting as Servicer, any Successor Servicer appointed pursuant to Section 4.17 shall deliver or make available to Team and TFFC each certificate and report required to be prepared, forwarded or delivered thereafter pursuant to Sections 4.4, 4.5 and 4.6.

                 Section 4.9.  Liability of the Servicer.

                 The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer in such capacity herein.

                 Section 4.10. Merger or Consolidation of, or Assumption of the Obligations of, the Servicer.

                 The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                 (i) the corporation formed by such consolidation or into which the Servicer is merged or the Person which acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if the Servicer is not the surviving entity, shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, the performance of every covenant and obligation of the Servicer hereunder;

                 (ii) the Servicer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section 4.10 and that all conditions precedent herein provided for relating to such transaction have been complied with and the Opinion of Counsel further stating that the assumption of the performance of every covenant and obligation of the Servicer by such Person is a legal, valid and binding obligation of such Person; and

                 (iii) the Rating Agency Condition shall have been satisfied.

                 Section 4.11.  Limitation on Liability of the Servicer and
Others.

                 The directors, officers, employees or agents of the Servicer shall not be under any liability to TFFC, the Trustee, the Noteholders, any Enhancement Provider or any other Person hereunder or pursuant to any document delivered hereunder, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and any Supplement and the issuance of the Notes. Except as provided in Section 4.12, any other provision of this Base Indenture or any other Related Document, and except for its negligence or willful misconduct, the Servicer shall not be under any liability to TFFC, the Trustee, the Noteholders or any other Person for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Indenture or any Supplement whether arising from express or implied duties under this Indenture or any Supplement. The Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person other than the Servicer respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Indenture or any Supplement which in its reasonable opinion may involve it in any expense or liability.

                 Section 4.12.  Indemnification of TFFC and the Trustee.

                 The Servicer shall indemnify and hold harmless TFFC, the Noteholders, the Note Owners, and the Trustee (and their respective officers, directors, employees and agents) from and against any loss, liability, expense, damage or injury suffered or sustained by reason of, or arising out of or in connection with: (i) any acts or omissions of the Servicer pursuant to this Indenture and any Supplement and (ii) the Trustee's appointment hereunder and the Trustee's performance of its obligations under this Indenture, any Supplement, or any document pertaining to any of the foregoing to which the Trustee is a signatory, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, the Servicer shall have no duty to indemnify the Trustee to the extent such loss, liability, expense, damage or injury suffered or sustained is due to the Trustee's negligence or willful misconduct. Any such indemnification shall not be payable from the assets of TFFC. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The indemnification provided for in this Section 4.12 shall survive the termination of, or a resignation by, such Person as Servicer as well as the termination of this Indenture, any Supplement or any other document to which the Trustee is a signatory or the resignation or removal of the Trustee.

                 Section 4.13.  The Servicer Not to Resign.

                 (a) The Servicer shall not resign from the obligations and duties hereby imposed on it as such except:

                          (i) upon determination that (x) the performance of its duties hereunder is or becomes impermissible under applicable law and (y) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable law, or

                          (ii) upon the satisfaction of the following conditions: (a) the assumption, by an agreement supplemental hereto, executed by and delivered to the Trustee, of the obligations and duties of the Servicer hereunder by the proposed successor Servicer,
         (b) the written confirmation by the Rating Agencies that the then current rating of any Series of Notes then outstanding will not, solely as a result of such transfer, be reduced or withdrawn, and (c) the delivery to the Trustee of an Opinion of Counsel substantially to the effect that such transfer will not adversely affect the treatment of any Series of Notes then outstanding after such transfer as debt for Federal and Virginia state income tax purposes.

Any determination pursuant to clause (a)(i) of this Section permitting the resignation of the Servicer shall be evidenced as to clause (a)(i) of this Section by an Opinion of Counsel to such effect delivered to the Trustee.

                 (b) Upon the satisfaction of the preceding conditions set forth in clause (a)(i) or (a)(ii) above, the Servicer shall notify the Trustee of its intent to resign ("Resignation Notice"). Notwithstanding anything in this Indenture or any Supplement to the contrary, any Successor Servicer appointed under Section 4.13(a)(ii) shall be deemed to be a Successor Servicer as defined hereunder. No such resignation shall become effective until the Trustee or its duly appointed agent (which may not be the outgoing Servicer) or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 4.17 hereof. If the Trustee is unable within 120 days of the date of such determination to appoint a Successor Servicer, the Trustee or its duly appointed agent (which may not be the outgoing Servicer) shall serve as Successor Servicer hereunder but the Trustee shall have continued authority to appoint another Person as Successor Servicer.

                 Section 4.14. Access to Certain Documentation and Information Regarding the Collateral.

                 The Servicer shall provide to the Trustee reasonable access to the documentation regarding the Collateral, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours,
(iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices in the continental United States designated by the Servicer which, if they are not the offices where such documentation normally is kept, shall be accessible without unreasonable effort or expense.

                 In addition, commencing on the date ten (10) days after the date that the Servicer receives from any Note Owner a written request therefor, which request shall (x) contain a certification of such Note Owner that such person is a Note Owner and (y) provide an address for delivery, then and thereafter, unless and until the Servicer receives from such Note Owner a request to discontinue same, the Servicer shall deliver the information specified below directly to such Note Owner (and, if requested, to one other person as may be specified in such Note Owner's written request) substantially concurrently with the delivery by the Servicer of such information to any of the Trustee, any Noteholder or the Issuer, provided, however, if the Servicer is not otherwise obligated hereunder to deliver such information to the Trustee, any Noteholder or the Issuer on a periodic basis, then, unless otherwise specified below, the Servicer shall deliver the following information to such Note Owner on a monthly basis on the same date as the date on which the Monthly Servicer's Certificate is delivered:

                 (i)         the Monthly Servicer's Certificate;

                 (ii) the Monthly utilization rate of the Vehicles, the Monthly revenue per Vehicle for the Related Month and the preceding Related Month, and the average age of TFFC's fleet;

                 (iii) copies of any new Repurchase Programs entered into by TFFC during the Related Month;

                 (iv) a statement as to whether a Manufacturer Event of Default or Lease Event of Default occurred during the Related Month;

                 (v) any financial reports required to be delivered under the Lease, including each Annual Report, on Form 10-K of the Guarantor, each Quarterly Report on Form 10-Q of the Guarantor and each Report on Form 8-K of the Guarantor;

                 (vi)        the Annual Servicer's Certificate;

                 (vii)       the Annual Servicing Report;

                 (viii) within ten (10) days after written request, such other information as is reasonably requested by such Note Owner in order to satisfy any regulatory requirements of such Note Owner; and

                 (ix) copies of any reports required to be delivered by any Lessee to the Lessor under any of the Leases.

                 Section 4.15.  Delegation of Duties.

                 It is understood and agreed by the parties hereto that the Servicer may, in the ordinary course of business, at any time delegate any duties hereunder to any Person who agrees to conduct such duties in accordance with the terms hereof. The fees of any Person to whom such duties are delegated shall be for the account of the Servicer and shall not be included within any Supplemental Servicing Fee. Any such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section 4.13 hereof. If any such delegation occurs, notification thereof shall be given to any Enhancement Provider, the Trustee, the Paying Agent and the Rating Agencies.

                 Section 4.16. Servicer Defaults. (a) Except as otherwise provided in the Supplement for any Series of Notes, if any one of the following events (each, a "Servicer Default") shall occur and be continuing:

                 (i) failure by the Servicer to make any payment, transfer or deposit or to give instructions or to give notice to the Trustee to make such payment, transfer or deposit or to give notice to the Trustee as to any required drawing or payment under any Enhancement on or before the date occurring five days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Indenture or any Supplement;

                 (ii) (A) the failure on the part of the Servicer duly to observe or perform any covenant or agreement set forth in Section 4.3(b) or 4.3(g) hereof, or (B) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth herein or in any Supplement which has a material adverse effect on the Noteholders, and which in the case of either clause (A) or clause (B) continues unremedied for a period of 30 days after the earlier of (1) the date on which a Responsible Officer of the Servicer obtains knowledge of such failure or (2) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee or to the Servicer and the Trustee by the Required Noteholders of any Series of Notes adversely affected thereby; provided, however, that if such failure cannot reasonably be cured within such thirty (30) day period, no Servicer Default shall result therefrom so long as, within such thirty (30) day period, the Servicer (x) commences to cure same, (y) delivers written notice to the Trustee notifying the Trustee of such failure and setting forth the steps the Servicer intends to take in order to cure such failure, and (z) thereafter diligently prosecutes such cure to completion and completely cures such failure on or before the fiftieth (50th) day after the earlier of the dates set forth in clause (1) and clause (2) above;

                 (iii) the Servicer shall assign its duties under this Indenture, except as permitted by Sections 4.10 or 4.15 of this Indenture;

                 (iv) (A) any representation or warranty contained in Section 4.3(f) hereof shall prove to have been incorrect when made and shall continue to be incorrect for a period of thirty (30) days after the earlier of (1) the date a

         Responsible Officer of the Servicer obtains knowledge thereof or (2) the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Required Noteholders of any Series of Notes adversely affected thereby; provided, however, that if such failure cannot reasonably be cured within such thirty (30) day period, no Servicer Default shall result therefrom so long as, within such thirty (30) day period, the Servicer (x) commences to cure same, (y) delivers written notice to the Trustee notifying the Trustee of such failure and setting forth the steps the Servicer intends to take in order to cure such failure, and (z) thereafter diligently prosecutes such cure to completion and completely cures such failure on or before the fiftieth (50th) day after the earlier of the dates set forth in clause (1) and clause (2) above, or (B) any other representation, warranty or certification made by the Servicer in this Indenture or any Supplement or in any certificate delivered pursuant to this Indenture or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Noteholders of any Series of Notes and which material adverse effect continues for a period of thirty (30) days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Required Noteholders of any Series of Notes adversely affected thereby; or

                 (v) an Event of Bankruptcy shall occur with respect to the Servicer;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Trustee, or the Required Beneficiaries by notice then given in writing to the Servicer (and to the Trustee if given by the Noteholders) (a "Termination Notice"), may terminate all but not less than all of the rights and obligations of the Servicer as Servicer under this Indenture (other than any indemnities which by their terms survive any such termination).

                 (b) After receipt by the Servicer of a Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 4.17 of this Indenture, all authority and power of the Servicer under this Indenture shall pass to and be vested in a Successor Servicer (a "Service Transfer"); and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer.

                 (c) The Servicer agrees to cooperate with the Trustee and such Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, the transfer to such Successor Servicer of (i) all authority to service the Vehicles provided for under this Indenture, (ii) all authority over all Collections which shall on the date of transfer be held by the Servicer for deposit, or which have been deposited by the Servicer in the Collection Accounts, or which shall thereafter be received with respect to the Vehicles, and (iii) all authority to direct the Trustee with respect to the allocation of payments received from Manufacturers pursuant to Repurchase Programs. The Servicer shall promptly transfer its electronic records relating to the Vehicles to the Successor Servicer in such electronic form as the successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all of its records, correspondence and documents necessary for the continued servicing of the Vehicles in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that the compliance with this Section 4.16 shall require the Servicer to disclose to the Successor Servicer information of any kind which the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall reasonably deem necessary to protect its interest.

                 Section 4.17.  Trustee to Act; Appointment of Successor.

                 (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 4.16 or receipt by the Trustee of a Resignation Notice pursuant to Section 4.13, the Servicer shall continue to perform all servicing functions under this Indenture until a Successor Servicer shall have been appointed or in the case of a Termination Notice, until the date specified in the Termination Notice or agreed upon by the Servicer and Trustee. The Trustee shall as promptly as possible after the receipt of a Resignation Notice or the giving of a Termination Notice, with the consent of any Enhancement Provider (unless the applicable Supplement specifies otherwise), which consent shall not be unreasonably withheld, appoint a successor servicer (the "Successor Servicer"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. Within one year after the Successor Servicer appointed by the Trustee accepts its appointment, the

Required Beneficiaries may appoint a Successor Servicer to replace the Successor Servicer appointed by the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer (whether pursuant to Section 4.16 or Section 4.13), the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee, as Successor Servicer, may delegate any of its servicing obligations to an affiliate or agent in accordance with Section 4.15 hereof. Notwithstanding the above, the Trustee shall, if it is legally unable so to act or is unwilling so to act, petition a court of competent jurisdiction to appoint a Successor Servicer as the Successor Servicer hereunder, in which event the Trustee shall act as Servicer until the Successor Servicer is appointed. The Trustee shall immediately give notice to the Rating Agencies upon the appointment of a Successor Servicer.

                 (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Indenture and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Indenture to the Servicer shall be deemed or refer to the Successor Servicer except for the references in Sections 4.12 and 10.6 hereof which shall continue to refer to Team as well as to the Successor Servicer; provided, however, that
(i) Team shall not indemnify the Trustee if the acts, omissions or alleged acts or omissions upon which a claim for indemnification arises pursuant to Section
4.12 hereof constitute fraud, negligence, breach of fiduciary duty or misconduct by a Successor Servicer (which obligation shall be assumed by the Successor Servicer) and (ii) Team shall not pay or reimburse the Trustee pursuant to Section 10.6 hereof for any expense, reimbursement or advance of the Trustee related to or arising as a result of the negligence or bad faith of the Successor Servicer (which obligation shall be assumed by the Successor Servicer). The Successor Servicer shall expressly be authorized, subject to
Section 4.15 hereof, to delegate any of its duties hereunder to Team on and after the date any such Successor Servicer is appointed pursuant to this
Article 4. Any Successor Servicer, by its acceptance of its appointment, will automatically agree to be and by the terms and provisions of any agreement under which an Enhancement Provider agrees to provide Enhancement for a Series.

                 (c) In connection with any Termination Notice, the Trustee will review any bids which it obtains and shall be permitted to appoint any successor servicer submitting such a bid is a Successor Servicer for servicing compensation not in excess of the Monthly Servicing Fee pursuant to
Section 4.2(a).

                 (d) All authority and power granted to the Successor Servicer under this Indenture shall automatically cease and terminate upon termination of this Indenture pursuant to Section 11.1, and shall pass to and be vested in TFFC and, without limitation, TFFC is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with TFFC in effecting the termination of the responsibilities and rights of the Successor Servicer. The Successor Servicer shall transfer its electronic records relating to the Vehicles to TFFC in such electronic form as TFFC may reasonably request and shall transfer all Certificates of Title held by the Servicer and shall transfer all other records, correspondence and documents to TFFC in the manner and at such times as TFFC shall reasonably request. To the extent that compliance with this Section 4.17 shall require the Successor Servicer to disclose to TFFC information of any kind which the Successor Servicer deems to be confidential, TFFC shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

                 Section 4.18.  Notification to Noteholders.

                 Upon the occurrence of any Servicer Default, the Servicer shall give prompt written notice thereof to TFFC, the Trustee and the Rating Agencies and the Trustee shall give notice to the Noteholders at their respective addresses appearing in the Note Register. Upon any termination or appointment of a Successor Servicer pursuant to this Article 4, the Trustee shall give prompt written notice thereof to the Rating Agencies and to Noteholders at their respective addresses appearing in the Note Register.

                 Section 4.19.  Waiver of Past Defaults.

                 Noteholders owning an aggregate principal amount of Notes in excess of 66-2/3% of the aggregate principal amount of all Outstanding Notes (including all Segregated Series of Notes), on behalf of all Noteholders, may waive any default by the Servicer in the performance of its obligations hereunder and its consequences except for a default in the failure to make any required deposits or payments of interest or principal with respect to any Series of Notes. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Indenture. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.


                                   ARTICLE 5.

                   ALLOCATION AND APPLICATION OF COLLECTIONS

                 Section 5.1.  Collection Account.

                 (a) Establishment of Collection Account. (i) The Trustee shall establish and maintain in the name of the Trustee for the benefit of the Secured Parties, or cause to be established and maintained, an account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Secured Parties. The Collection Account shall be maintained (i) with a Qualified Institution, or
(ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Collection Account. If the Collection Account is not maintained in accordance with the previous sentence, then within 10 Business Days after obtaining knowledge of such fact, the Trustee shall establish a new Collection Account which complies with such sentence and transfer into the new Collection Account all cash and investments from the non-qualifying Collection Account. Initially, the Collection Account will be established with the Trustee.

                 (ii) The Servicer will instruct the Trustee as to which account formed pursuant to this Indenture and any Series Supplement shall be credited with respect to Collections and other funds which are to be deposited for such Series of Notes.

                 (b) Establishment of Team Distribution Account. The Trustee shall establish and maintain in the name of Team, for the benefit of Team in its capacity as Team Interestholder, or cause to be established and maintained, an account (the "Team Distribution Account") bearing a designation clearly indicating that the funds deposited therein are held for the benefit of Team, in its capacity as Team Interestholder. Unless otherwise instructed by TFFC, the Team Distribution Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the Team Distribution Account. If the Team Distribution Account is not maintained in accordance with the previous sentence, then within 10 Business Days after obtaining knowledge of such fact, the Trustee shall establish a new Team Distribution Account which complies with such sentence and transfer into the new Team Distribution Account all cash and investments from the non- qualifying Team Distribution Account. Initially, the Team Distribution Account will be established with the Trustee.

                 (c) Establishment of Additional Accounts. To the extent specified in the Supplement with respect to any Series of Notes, the Trustee may establish and maintain one or more additional accounts and/or administrative sub-accounts to facilitate the proper allocation of Collections in accordance with the terms of such Supplement.

                 (d) Administration of the Collection Accounts. The Servicer shall instruct each institution maintaining a Collection Account to invest funds on deposit in such Collection Account at all times in Permitted Investments; provided, however, that any such investment shall mature not later than the Business Day prior to the Distribution Date following the date on which such funds were received, unless any Permitted Investment held in such Collection Account is held with the Paying Agent, in which event such investment may mature on such Distribution Date and such funds shall be available for withdrawal on or prior to such Distribution Date. The Trustee shall hold, for the benefit of the Secured Parties, possession of the negotiable instruments or securities evidencing the Permitted Investments described in clause (i) of the definition thereof from the time of purchase thereof until the time of maturity.

                 (e)         Administration of the Team Distribution Account.
Unless otherwise instructed by the Team Interestholder at any time and from time to time, the Servicer shall instruct the institution maintaining the Team Distribution Account to invest funds on deposit in the Team Distribution Account at all times in Permitted Investments. Unless otherwise instructed by the Team Interestholder at any time, the Trustee shall hold, for the benefit of the Team Interestholder, possession of any negotiable instruments or securities evidencing the Permitted Investments from the time of purchase thereof until the time of maturity.

                 (f) Earnings from Collection Accounts. Subject to the restrictions set forth above, the Servicer shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Collection Accounts. All interest and earnings (net of losses and investment expenses) on funds on deposit in a Collection Account shall be deemed to be available and on deposit for distribution from such account.

                 (g) Earnings from Team Distribution Account. Subject to the restrictions set forth above, the Servicer shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Team Distribution Account. All interest and earnings (net of losses and investment expenses) on funds on deposit in the Team Distribution Account shall be deemed to be available and on deposit for distribution.

                 Section 5.2.  Collections and Allocations.

                 (a) Collections in General. Until this Indenture is terminated pursuant to Section 11.1, TFFC and the Servicer shall (i) cause all Repurchase Collections due and to become due to TFFC (A) from the Manufacturers pursuant to Repurchase Programs to be paid directly to the Collection Account at such times as such amounts are due under such Repurchase Programs, (B) under the Repurchase Vehicle Lease to be paid directly to the Collection Account at such time as such amounts are due under the Repurchase Vehicle Lease, and (C) from any other source in respect of Repurchase Vehicles leased under the Repurchase Vehicle Lease to be paid directly to the Collection Account at such times as such amounts are due, (ii) cause all Non-Repurchase Collections due and to become due to TFFC (A) under any Non-Repurchase Vehicle Lease to be paid directly to the Collection Account at such time as such amounts are due under such Non-Repurchase Vehicle Lease and (B) from any other source in respect of Non-Repurchase Vehicles to be paid directly to the Collection Account at such times as such amounts are due and (iii) cause all Segregated Repurchase Collections due and to become due to TFFC (A) under any Non-Repurchase Vehicle Lease to be paid directly to the Collection Account at such time as such amounts are due under such Non-Repurchase Vehicle Lease and (B) from any other source in respect of Segregated Repurchase Vehicles to be paid directly to the Collection Account at such times as such amounts are due. All amounts on deposit in the Collection Account shall be allocated and distributed to the Noteholders and the Team Interestholder as provided herein. All monies, instruments, cash and other proceeds received by the Trustee pursuant to this Indenture shall be immediately deposited in the Collection Account and shall be applied as provided in this Article 5.

                 (b) Disqualification of Institution Maintaining Collection Account. In the event that a Qualified Institution maintaining the Collection Account ceases to be such, then, upon the occurrence of such event and the establishment of a new Collection Account, as appropriate, with a Qualified Institution pursuant to Section 5.1(a) and thereafter, the Servicer and TFFC shall deposit or cause to be deposited all Collections as set forth in
Section 5.2(a) into such new Collection Account, and in no such event shall the Servicer or an Affiliate of the Servicer deposit any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the

Collection Account, as applicable (unless it later becomes a Qualified Institution or qualified corporate trust department).

                 (c) Right of Servicer to Deduct Fees. Notwithstanding anything in this Indenture to the contrary but subject to any limitations set forth in the applicable Supplement, as long as the Servicer is Team or an Affiliate of Team, the Team Interest Amount equals or exceeds zero and there is no Servicer Default which has occurred and is continuing, the Servicer (i) may make or cause to be made deposits to the Collection Accounts net of any amounts which are allocable to the Team Distribution Account and represent amounts due and owing to the Servicer or Team, and (ii) need not deposit or cause to be deposited any amounts to be paid to the Servicer or Team pursuant to this Section and such amounts will be deemed paid to Team or the Servicer, as the case may be, pursuant to this Section. The Servicer shall restore to a Collection Account any amounts so withheld to the extent that, on the succeeding Distribution Date, there are insufficient funds in such Collection Account to pay all amounts payable on such date with respect to all Noteholders.

                 (d) Sharing Collections. To the extent that Principal Collections that are allocated to any non-Segregated Series on a Distribution Date are not needed to make payments to Noteholders of such non-Segregated Series or required to be deposited in a Distribution Account for such non-Segregated Series on such Distribution Date, such Principal Collections may at the direction of the Servicer, be applied to cover principal payments due to or for the benefit of Noteholders of another non-Segregated Series. Any such reallocation will not result in a reduction in the Invested Amount of the non-Segregated Series to which such Principal Collections were initially allocated.

                 (e) Unallocated Principal Collections. If, after giving effect to Section 5.2(d), Principal Collections allocated to any Series on any Distribution Date are in excess of the amount required to pay such Series in full, then, any such excess Principal Collections shall be allocated to the Team Distribution Account to the extent that the Team Interest Amount equals or exceeds zero.

                 Section 5.3.  Determination of Monthly Interest.

                 Monthly interest with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Supplement.

                 Section 5.4.  Determination of Monthly Principal.

                 Monthly principal with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Supplement. However, all principal or interest with respect to any Series of Notes shall be due and payable no later than the Series Termination Date with respect to such Series.

                 Section 5.5. Paired Series. To the extent provided in a Supplement, any Series of Notes may be paired with one or more other Series (each, a "Paired Series"). Each Paired Series may be prefunded with an initial deposit to a pre-funding account in an amount up to the initial principal balance of such Paired Series, primarily from the proceeds of the sale of such Paired Series, or will have a variable principal amount. Any such pre-funding account will be held for the benefit of such Paired Series and not for the benefit of the Noteholders of the Series paired therewith. As funds are accumulated in a principal funding account or paid to Noteholders either (i) in the case of a pre-funded Paired Series, an equal amount of funds on deposit in any pre-funding account for such pre-funded Paired Series will be released and paid to TFFC or (ii) in the case of a Paired Series having a variable principal amount, an interest in such variable Paired Series in an equal or lesser amount may be sold by TFFC and, in either case, the invested amount in TFFC of such Paired Series will increase by a corresponding amount. Upon payment in full of the Series paired to the Paired Series, assuming that there have been no unreimbursed charge-offs with respect to any related Paired Series, the aggregate invested amount of such related Paired Series will have been increased by an amount up to an aggregate amount equal to the Invested Amount of such Series paid to the Noteholders thereof. The issuance of a Paired Series may be subject to certain conditions described in the related Supplement.

                                   ARTICLE 6.

                    DISTRIBUTIONS AND REPORTS TO NOTEHOLDERS

                 Section 6.1.  Distributions in General.

                 (a) Unless otherwise specified in the applicable Supplement, on each Distribution Date with respect to each Outstanding Series,
(i) the Paying Agent shall deposit (in accordance with the certificate delivered by the Servicer to the Trustee pursuant to Section 4.4(b)) in the Distribution Account for each such Series the amounts on deposit in the Collection Account allocable to Noteholders of such Series as interest and, if during an Amortization Period, principal, and (ii) to the extent provided for in the applicable Supplement, the Trustee shall deposit in the Distribution Account for each such Series the amount of Enhancement for such Series to be drawn in connection with such Distribution Date.

                 (b) Unless otherwise specified in the applicable Supplement, on each Distribution Date, the Paying Agent shall distribute to the Noteholders of each Series, to the extent amounts are on deposit in the Distribution Account for such Series, an amount sufficient to pay all principal and interest due on such Series on such Distribution Date. Such distribution shall be to each Noteholder of record of such Series on the preceding Record Date based on such Noteholder's pro rata share of the aggregate principal amount of the Notes of such Series held by such Noteholder; provided, however, that, the final principal payment due on a Note shall only be paid to the holder of a Note on due presentment of such Note for cancellation.

                 (c) Unless otherwise specified in the applicable Supplement, amounts distributable to a Noteholder pursuant to this Section 6.1 shall be payable by check mailed first-class postage prepaid to such Noteholder at the address for such Noteholder appearing in the Note Register except that with respect to Notes registered in the name of the nominee of a Clearing Agency, such amount shall be payable by wire transfer of immediately available funds released by the Paying Agent from the Distribution Account no later than 2:00 p.m. (New York City time) for credit to the account designated by such nominee.

                 (d) Unless otherwise specified in the applicable Supplement (i) all distributions to Noteholders of all classes within a Series of Notes will have the same priority and (ii) in the event that on any date of determination the amount available to make payments to the Noteholders of a Series is not sufficient to pay all sums required to be paid to such Noteholders on such date, then each class of Noteholders will receive its ratable share (based upon the aggregate amount due to such class of Noteholders) of the aggregate amount available to be distributed in respect of the Notes of such Series.

                 (e) All distributions in respect of Notes represented by a Temporary Global Note will be made only with respect to that portion of the Temporary Global Note in respect of which Euroclear or Cedel shall have delivered to the Trustee a certificate or certificates substantially in the form of Exhibit E. The delivery to the Trustee by Euroclear or Cedel of the certificate or certificates referred to above may be relied upon by TFFC and the Trustee as conclusive evidence that the certificate or certificates refereed to therein has or have been delivered to Euroclear or Cedel pursuant to the terms of this Indenture and the Temporary Global Note. No payments of interest will be made on a Temporary Global Note after the Exchange Date therefor.

                 Section 6.2. Distributions to Team Distribution Account. At any time and from time to time upon request in writing made by the Team Interestholder, the Trustee will transfer funds from the Collection Accounts to the Team Distribution Account; provided, however, that the Trustee will not make any such transfer on any date other than on a Distribution Date unless the Trustee receives an Officers' Certificate from the Servicer stating that, on the date such transfer is made and, in the reasonable anticipation of the Servicer, on the next Distribution Date, (i) the transfer of such funds from any Collection Account to the Team Distribution Account will not cause an Asset Amount Deficiency to exist and (ii) the transfer of such funds from any Collection Account to the Team Distribution Account will not violate any restriction contained in this Indenture or any Supplement.

                 Section 6.3.  Optional Repurchase of Notes.

                 On the Distribution Date occurring on or after the date on which the Invested Amount of any Series is equal to or less than the Repurchase Amount, if any, set forth in the Supplement related to such Series, or class of such Series, TFFC shall have the option to purchase all Outstanding Notes of such Series, or class of such Series, at a purchase price (determined after giving effect to any payment of principal and interest on such Distribution
Date) equal to (unless otherwise specified in the related Supplement) the Invested Amount of such Series on such Distribution Date, plus accrued and unpaid interest on the unpaid balance of the Notes of such Series (calculated on the basis of the outstanding principal balance of the Notes of such Series and the Note Rate of such Series) through the day immediately prior to the date of such purchase. TFFC shall give the Servicer and the Trustee at least 30 days prior written notice of the date on which TFFC intends to exercise such option to purchase. Not later than 12:00 noon, New York City time, on such Distribution Date, an amount of the purchase price equal to the Invested Amount of all Notes of such Series on such Distribution Date and the amount of accrued and unpaid interest with respect to such Notes will be deposited into the Distribution Account for such Series in immediately available funds. The funds deposited into such Distribution Account or distributed to the Paying Agent will be passed through in full to the Noteholders on such Distribution Date.

                 Section 6.4.  Monthly Noteholders' Statement.

                 (a) On each Distribution Date, the Trustee shall forward to each Noteholder of record of all outstanding Series, the Rating Agencies, the Paying Agent (if other than the Trustee) and any Enhancement Provider a statement substantially in the form of Exhibit D (each, a "Monthly Noteholders' Statement") prepared by the Servicer setting forth the following information (which, in the case of clauses (iii), (iv) and (v) below, shall be expressed as a dollar amount per $1,000 of the original principal amount of the Notes of such Series and, in the case of clause (viii) below shall be stated on an aggregate basis and on the basis of a dollar amount per $1,000 of the original principal amount of the Notes of such Series):

                 (i) the aggregate amount of Interest Collections processed since the prior Distribution Date, the aggregate amount of Principal Collections processed during the Related Month and the aggregate amount of Collections processed during such periods;

                 (ii) the Invested Percentage with respect to Interest Collections and Principal Collections for such Series on the last day of the Related Month;

                 (iii) the total amount to be distributed to Noteholders of such Series on the next succeeding Distribution Date;

                 (iv) the amount of such distribution allocable to principal on each Class of the Notes of such Series;

                 (v) the amount of such distribution allocable to interest on each Class of the Notes of such Series;

                 (vi) the amount of any drawing under any Enhancement, if any, for such Series for such Distribution Date;

                 (vii) the amount of the Monthly Servicing Fee for such Series for such Distribution Date;

                 (viii) the amount available under the applicable Enhancement, if any, for such Series as of the close of business on such Distribution Date after giving effect to any drawings on the applicable Enhancement and payments to the applicable Enhancement Provider on such Distribution Date;

                 (ix) the ratio of the amount available under the applicable Enhancement, if any, to the Invested Amount for such Series as of the close of business on such Distribution Date after giving effect to any drawings on the applicable Enhancement and payments to the applicable Enhancement Provider on such Distribution Date;

                 (x) the Pool Factor, if any, for such Series as of the end of the Record Date with respect to such Distribution Date;

                 (xi) whether, to the knowledge of the Servicer, any Liens exist with respect to any of the Collateral which are not permitted under the Related Documents;

                 (xii) the Aggregate Asset Amount, the Aggregate Non-Repurchase Asset Amount, the Aggregate Segregated Asset Amount and the amount of any Asset Amount Deficiency;

                 (xiii) the Carryover Controlled Amortization Amount and the Controlled Amortization Amount (as such terms are defined for any Series or class of Notes in the related Placement Supplement) for such Distribution Date;

                 (xiv) the Net Book Value of Repurchase Vehicles (including the Net Book Value of Segregated Repurchase Vehicles for each Segregated Series of Notes) and the Net Book Value and Non-Repurchase Vehicle Value of Non-Repurchase Vehicles as of the last day of the Related Month;

                 (xv) the ratios of the Net Book Value of Non-Repurchase Vehicles and the Repurchase Vehicles, respectively, to the Net Book Value of all Vehicles;

                 (xvi) the Net Book Value of Vehicles of each Manufacturer as of the last date of the Related Month;

                 (xvii) the average age of all Repurchase Vehicles and average age of all Non-Repurchase Vehicles as of the last day of the Related Month;

                 (xviii)     the average total monthly Depreciation Charges per
         Repurchase Vehicle and per Non- Repurchase Vehicle during the Related Month;

                 (xix) the Net Book Value of any Vehicles identified as stolen or a Casualty during the Related Month;

                 (xx) the Net Book Value of any Vehicles manufactured by Mazda; and

                 (xxi) with respect to any Series, such additional information specified in the related Supplement.

                 (b) Annual Noteholders' Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 1997, the Paying Agent shall furnish to each Person who at any time during the preceding calendar year was a Noteholder a statement prepared by the Servicer containing the information prepared by the Servicer which is required to be contained in the regular monthly report to Noteholders, as set forth in clauses (iii), (iv) and (v) above aggregated for such calendar year or the applicable portion thereof during which such Person was a Noteholder, together with such other customary information (consistent with the treatment of the Notes as debt) as the Servicer deems necessary or desirable to enable the Noteholders to prepare their tax returns (each such statement, an "Annual Noteholders' Tax Statement"). Such obligations of the Servicer to prepare and the Paying Agent to distribute the Annual Noteholders' Tax Statement shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Paying Agent pursuant to any requirements of the Code as from time to time in effect.


                                   ARTICLE 7.

                         REPRESENTATIONS AND WARRANTIES

                 TFFC hereby represents and warrants, for the benefit of the Trustee and the Noteholders, as follows:

                 Section 7.1.  Corporate Existence and Power.

                 TFFC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business as a foreign corporation and in good standing under the laws of each jurisdiction where the character of its property, the nature of its business or the performance of its obligations make such qualification necessary, except for jurisdictions in which failure to so qualify would not materially and adversely affect the financial condition or operations of TFFC or its ability to carry out the transactions contemplated in this Indenture, any Supplement and the other Related Documents, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and for purposes of the transactions contemplated by this Indenture and the other Related Documents.

                 Section 7.2.  Corporate and Governmental Authorization.

                 The execution, delivery and performance by TFFC of this Indenture, the related Supplement and the other Related Documents to which it is a party is within TFFC's corporate powers, has been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official which has not been obtained and do not contravene, or constitute a default in any material respect under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of TFFC or of any law or governmental regulation, rule, contract, agreement, judgment, injunction, order, decree or other instrument binding upon TFFC or any of its Assets or result in the creation or imposition of any Lien on any Asset of TFFC, except for Liens created by this Indenture or the other Related Documents. This Indenture and each of the other Related Documents to which TFFC is a party has been executed and delivered by a duly authorized officer of TFFC.

                 Section 7.3.  Binding Effect.

                 This Indenture and each other Related Document is a legal, valid and binding obligation of TFFC enforceable against TFFC in accordance with its terms (except as such enforceability may be limited by bankruptcy, moratorium or other laws affecting creditors' rights generally and subject to limitations imposed by equitable principles).

                 Section 7.4.  Litigation.

                 There is no action, suit or proceeding pending against or, to the knowledge of TFFC, threatened against or affecting TFFC before any court or arbitrator or any Governmental Authority in which there is a reasonable possibility of an adverse decision that would materially adversely affect the consolidated financial position, consolidated results of operations, business, properties, performance, prospects or condition (financial or otherwise) of TFFC or which in any manner draws into question the validity or enforceability of this Indenture, any Supplement or any other Related Document or the ability of TFFC to comply with any of the terms hereof or thereof.

                 Section 7.5.  No ERISA Plan.

                 TFFC has not established and does not maintain or contribute to any Plan that is covered by Title IV of ERISA and will not do so, so long as any Notes are Outstanding.

                 Section 7.6.  Tax Filings and Expenses.

                 TFFC has filed all material federal, state and local tax returns and all other material tax returns which, to the knowledge of TFFC, are required to be filed (whether informational returns or not), and has paid all taxes due, if any, pursuant to said returns or pursuant to any assessment received by TFFC, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been set aside on its books, except where the failure to pay such taxes or maintain such reserves would not materially and adversely affect the condition, financial or otherwise, operations, performance, properties or prospects of TFFC or its ability to carry out the transactions contemplated in this Indenture and each other Related Document to which it is a party. TFFC has paid all fees and expenses required to be paid by it in connection with the conduct of its business, the maintenance of its corporate existence and its qualification as a foreign corporation authorized to do business in each State.

                 Section 7.7.  Disclosure.

                 None of the Private Placement Memorandum, any Placement Memorandum Supplement or any material furnished to the Trustee or any Noteholder in connection with this Indenture or any other Related Document contains, or contained at the time so furnished, any untrue statement of a material fact or omitted, at the time so furnished, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 Section 7.8.  Investment Company Act; Securities Act.

                 TFFC is not, and is not controlled by, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for an "investment company" within the meaning of the Investment Company Act of 1940. It is not necessary in connection with the issuance and sale of the Notes under the circumstances contemplated in the Private Placement Memorandum, any Placement Memorandum Supplement thereto and in any note purchase or similar agreement to register any security under the Securities Act or to qualify any indenture under the Trust Indenture Act.

                 Section 7.9.  Regulations G, T, U and X.

                 The proceeds of the Notes will not be used for any purpose which might cause a violation of any regulation of the Board of Governors of the Federal Reserve System, including Regulations G, T, U and X thereof. TFFC is not engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

                 Section 7.10.  No Consent.

                 No consent, approval or other authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required for the valid execution and delivery and performance of this Indenture or any Supplement or for the performance of any of TFFC's obligations hereunder or thereunder or under any other Related Document other than such consents, approvals, authorizations, registrations, declarations or filings as shall have been obtained by TFFC prior to the initial Closing Date or as contemplated in Section 7.14.

                 Section 7.11.  No Violation of Charter, etc.

                 The execution and delivery of this Indenture, compliance with the provisions hereof and of any Supplement and the other Related Documents and the consummation of the transactions contemplated herein and therein will not result in (a) a breach or violation of (i) any law or governmental rule or regulation applicable to TFFC now in effect, (ii) any provisions of the certificate of incorporation or by-laws of TFFC, (iii) any judgment, order or decree of any Governmental Authority affecting TFFC, or (iv) any agreement or instrument to which TFFC is a party or by which it is bound, (b) the acceleration of any obligations of TFFC, or (c) the creation of any lien, claim or encumbrance other than in favor of the Trustee or as permitted hereunder or under the other Related Documents.

                 Section 7.12.  Solvency.

                 Both before and after giving effect to the transactions contemplated by this Indenture and the other Related Documents, TFFC is solvent and TFFC is not the subject of any voluntary or involuntary case or proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy or insolvency law.

                 Section 7.13.  Stock Ownership; Subsidiary.

                 As of each Closing Date, all of the issued and outstanding common stock of TFFC is owned by Team, all of which common stock has been validly issued, is fully paid and non-assessable and is owned of record by such corporation, free and clear of all Liens. TFFC has no Subsidiaries and owns no capital stock of, or other interest in, any other Person.

                 Section 7.14.  Security Interests.

                 (a) All action necessary (including the filing of UCC-1 financing statements and the notation on the Vehicle Certificates of Title of the Trustee's Lien for the benefit of the Secured Parties) to protect and perfect the Trustee's security interest in the Collateral now in existence and hereafter acquired or created has been duly and effectively taken.

                 (b) No security agreement, financing statement, equivalent security or lien instrument or continuation statement listing TFFC as debtor covering all or any part of the Collateral is on file or of record in any jurisdiction, except such as may have been filed, recorded or made by TFFC in favor of the Trustee in connection with this Indenture.

                 (c) Upon the completion of the noting of the lien of the Trustee upon the Certificates of Title with respect to the Vehicles, this Indenture will constitute a valid and continuing Lien on the Collateral in favor of the Trustee, which Lien will be prior to all other Liens, and will be enforceable as such as against creditors of and purchasers from TFFC in accordance with its terms, except as such enforceability may be subject to bankruptcy or insolvency laws, creditors' rights generally and general principles of equity. All action necessary or desirable to perfect such prior security interest has been duly taken.

                 (d) TFFC's principal place of business and chief executive office shall be at: 5851 Lewis Road, Sandston, Virginia, 23150, and the place where its records concerning the Collateral are kept is at 5851 Lewis Road, Sandston, Virginia, 23150. TFFC does not transact, and has not transacted, business under any other name.

                 (e) All authorizations in this Indenture for the Trustee to endorse checks, instruments and securities and to execute financing statements, continuation statements, security agreements, Certificates of Title, and other instruments with respect to the Collateral are powers coupled with an interest and are irrevocable.

                 Section 7.15.  Binding Effect of the Leases.

                 Each of the Leases operative on the date hereof is in full force and effect and there are no outstanding Lease Events of Default, Lessee Partial Wind-Down Events or Manufacturer Events of Default thereunder nor have events occurred which with the giving of notice, the passage of time or both would constitute an Event of Default, a Lessee Partial Wind-Down Event or a Manufacturer Event of Default.

                 Section 7.16.  Non-Existence of Other Agreements.

                 As of the date of the issuance of the first Series of Notes, other than as permitted by Section 8.24 hereof (i) TFFC is not a party to any contract or agreement of any kind or nature and (ii) TFFC is not subject to any obligations or liabilities of any kind or nature in favor of any third party, including, without limitation, Contingent Obligations.

                 Section 7.17.  Repurchase Programs.

                 TFFC is an authorized fleet purchaser under the Repurchase Programs operated by Ford, Chrysler, General Motors, Saab and Toyota (to the extent it is purchasing Vehicles manufactured by such Manufacturers); provided, however, that TFFC shall not purchase Vehicles under the Repurchase Program of any such Manufacturer unless the Repurchase Program for the applicable model year has previously been approved by the Rating Agencies. Each of such Repurchase Programs, and any other Repurchase Program under which TFFC owns Vehicles is in full force and effect (to the extent TFFC is purchasing Vehicles manufactured by such Manufacturers) and has not been previously assigned, transferred or pledged by TFFC (except to the Trustee).


                                   ARTICLE 8.

                                   COVENANTS

                 Section 8.1.  Payment of Notes.

                 TFFC shall pay the principal of (and premium, if any) and interest on the Notes pursuant to the provisions of this Indenture and any applicable Supplement. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

                 Section 8.2.  Maintenance of Office or Agency.

                 TFFC will maintain an office or agency (which may be an office of the Trustee, Registrar or co- registrar) where Notes may be surrendered for registration of transfer or exchange, where notices and demands to or upon TFFC in respect of the Notes and this Indenture may be served, and where, at any time when TFFC is obligated to make a payment of principal and premium upon the Notes, the Notes may be surrendered for payment. TFFC will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time TFFC shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                 TFFC may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. TFFC will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 TFFC hereby designates the Corporate Trust Office of the Trustee as one such office or agency of TFFC in accordance with Section 2.13.

                 Section 8.3.  Information.

                 TFFC will deliver or cause to be delivered to the Trustee and the Rating Agencies:

                 (a) as soon as available and in any event within one hundred ten days after the end of each fiscal year of Team, a copy of the Report of Team on Form 10-K as furnished by Team to the Securities Exchange Commission;

                 (b) as soon as available, but in any event within 45 days after the end of each fiscal quarter (except the fourth fiscal quarter) of Team, a copy of the Report of Team on Form 10-Q as furnished by Team to the Securities Exchange Commission;

                 (c) within ten (10) days after filing of same with the Securities Exchange Commission, a copy of any Report of Team on Form 8-K filed by Team with the Securities Exchange Commission;

                 (d) from time to time such additional information regarding the financial position, results of operations, business or prospects of Team and its Subsidiaries as the

         Trustee, at the direction of the Required Noteholders of any Series of Notes, may reasonably request;

                 (e) at the time of delivery of the items described in clauses (a) and (b) above, an unaudited consolidating balance sheet and statement of earnings in respect of Team and its Subsidiaries as of such date or for the year to date period ending on such date;

                 (f) on or prior to June 30 of each year, a certificate of the president or chief financial officer of TFFC certifying that TFFC has apprised the Rating Agencies of all material changes in the Repurchase Programs occurring since the date of this Indenture; and

                 (g) (i) at least 30 days prior to the introduction of any material prospective change in any Repurchase Program or the introduction of any material new Repurchase Program by an existing Manufacturer, notice of the same and notice thereof to the Rating Agencies describing the principal terms thereof, and (ii) at least annually a copy of each Repurchase Program to the Rating Agencies.

                 Section 8.4.  Payment of Obligations.

                 TFFC will pay and discharge, at or before maturity, all of its respective material obligations and liabilities, including, without limitation, tax liabilities and other governmental claims, except where the same may be contested in good faith by appropriate proceedings, and will maintain, in accordance with GAAP, reserves as appropriate for the accrual of any of the same, except where the failure to make such payments or maintain such reserves would not materially and adversely affect the condition, financial or otherwise, operations, performance, properties or prospects of TFFC or its ability to carry out the transactions contemplated in this Indenture and each other Related Document to which it is a party.

                 Section 8.5.  Maintenance of Property.

                 TFFC will keep, or will cause to be kept, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; provided, however, that nothing in this Section 8.5 shall require TFFC to maintain, or to make any renewals, replacements, additions, betterments or improvements of or to, any tangible property, if such property, in the reasonable opinion of TFFC, is obsolete or surplus or unfit for use or cannot be used advantageously in the conduct of the business of TFFC.

                 Section 8.6.  Conduct of Business and Maintenance of Existence.

                 TFFC will maintain its corporate existence as a corporation validly existing and in good standing under the laws of the State of Delaware and duly qualified as a foreign corporation licensed under the laws of each state in which the failure to so qualify would have a material adverse effect on the business and operations of TFFC.

                 Section 8.7.  Compliance with Laws.

                 TFFC will comply in all material respects with all Requirements of Law and all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings and where such noncompliance would not materially and adversely affect the condition, financial or otherwise, operations, performance, properties or prospects of TFFC or its ability to carry out the transactions contemplated in this Indenture and each other Related Document; provided, however, such noncompliance will not result in a Lien (other than a Permitted Lien) on any Property of TFFC.

                 Section 8.8.  Inspection of Property, Books and Records.

                 TFFC will keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its Assets, business and activities in accordance with GAAP; and will permit the Trustee to visit and inspect any of its properties, to examine and make abstracts from any of its books and records and to discuss its affairs, finances and accounts with its officers, directors, employees and independent public accountants, all at such reasonable times and as often as may reasonably be desired.

                 Section 8.9.  Compliance with Related Documents.

                 TFFC will perform and comply with each and every representation, warranty, obligation, covenant and agreement required to be performed or observed by it in or pursuant to this Indenture and each other Related Document to which it is a party and will not take any action which would permit any of the Lessees, Team or the Servicer to have the right to refuse to perform any of its obligations under this Indenture or any Related Document. TFFC will not amend any Lease, except in accordance with Article XII hereof.

                 Section 8.10.  Notice of Defaults.

                 (a) Promptly upon becoming aware of any Potential Amortization Event or Amortization Event, TFFC shall give the Trustee and the Rating Agencies notice thereof, together with a certificate of the President, Vice President or the principal Financial Officer of TFFC setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by TFFC, and

                 (b) Promptly upon becoming aware of any default under any Related Document or under any Repurchase Program, TFFC shall give the Trustee, each Enhancement Provider and the Rating Agencies notice thereof.

                 Section 8.11.  Notice of Material Proceedings.

                 Promptly upon becoming aware thereof, TFFC shall give the Trustee and the Rating Agencies written notice of the commencement or existence of any proceeding by or before any Governmental Authority against or affecting TFFC which, if adversely determined, would result in a material adverse effect on the business, condition (financial or otherwise), results of operations, properties, performance or prospects of TFFC or the ability of TFFC to perform its obligations under this Indenture or under any other Related Document to which it is a party.

                 Section 8.12.  Further Requests.

                 TFFC will promptly furnish to the Trustee, each Enhancement Provider and the Rating Agencies such other information as, and in such form as, the Trustee or such Enhancement Provider or the Rating Agencies may reasonably request.

                 Section 8.13.  Further Assurances.

                 (a) TFFC shall do such further acts and things, and shall execute and deliver to the Trustee such additional assignments, agreements, powers and instruments, as the Trustee or the Required Noteholders reasonably determines to be necessary to carry into effect the purposes of this Indenture or the other Related Documents or to better assure and confirm unto the Trustee or the Noteholders their rights, powers and remedies hereunder including, without limitation, the filing of any Certificates of Title (or amendments thereto), and the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the liens and security interests granted hereby. TFFC also hereby authorizes the Trustee to file any such Certificate of Title (or amendment thereto), and any such financing statement or continuation statement without the signature of TFFC to the extent permitted by applicable law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, chattel paper or other instrument, such note, chattel paper or instrument shall be deemed to be held in trust and immediately pledged to the Trustee hereunder, and shall, subject to the rights of any Person in whose favor a prior Lien has been perfected, be duly endorsed in a manner satisfactory to the Trustee and delivered to the Trustee promptly. Without limiting the generality of the foregoing provisions of this Section 8.13(a), TFFC shall take all actions that are required to maintain the security interest of the Trustee in the Collateral as a perfected security interest subject to no prior Liens, including, without limitation (i) filing all Uniform Commercial Code financing statements, continuation statements and amendments thereto necessary to achieve the foregoing and (ii) causing the Servicer to maintain possession of the Certificates of Title for the benefit of the Trustee pursuant to Section 3.5 hereof.

                 (b) TFFC will warrant and defend the Trustee's right, title and interest in and to the Collateral and the income, distributions and proceeds thereof, for the benefit of the Noteholders and the Trustee, against the claims and demands of all Persons whomsoever.

                 Section 8.14.  Repurchase Programs.

                 (a) With respect to any Repurchase Program for any model year after the 1994 model year pursuant to which TFFC proposes to acquire Vehicles, prior to TFFC's acquisition of any Vehicle from any Manufacturer under such Repurchase Program, TFFC will (i) execute and deliver in favor of the Trustee an Assignment Agreement, (ii) if any Series of Notes is then being rated by Standard & Poor's or DCR, deliver a written confirmation from Standard & Poor's or DCR, as the case may be, that the acquisition of Vehicles pursuant to such Repurchase Program will not result in the reduction or withdrawal of any rating issued by Standard & Poor's or DCR in respect of such Series of Notes and (iii) obtain the consent of the Required Beneficiaries if such Repurchase Program is operated by a Manufacturer other than Ford, General Motors or Chrysler which has a long-term unsecured debt rating of "A" or less from Standard & Poors.

                 (b) TFFC will (a) provide the Trustee with at least 30 days' prior written notice of its intention to purchase Vehicles from any new Manufacturer, (b) provide the Trustee with a copy of the Repurchase Program of such Manufacturer at the time of such notice and (c) certify to the Trustee and the Noteholders that such new Manufacturer is an Eligible Manufacturer and that such Repurchase Program is an Eligible Repurchase Program at such time. In no event shall TFFC agree, to the extent any consent of TFFC is solicited or required by the Manufacturer or any assignor of such Repurchase Program, to any change in any Repurchase Program that would adversely affect its rights or the rights of the Noteholders with respect to any Vehicle previously purchased or financed under such Repurchase Program.

                 (c) The parties hereto expressly acknowledge that the Trustee was directed by TFFC and Team to enter into the Assignment Agreements and that the Trustee shall be held harmless by TFFC and Team in connection with its execution of or consent to such documentation, other than for actions by the Trustee that constitute negligence or willful misconduct. All Noteholders, by their acceptance of their respective Notes, consent to the Trustee's execution and delivery of such Assignment Agreements.

                 Section 8.15.  Liens.

                 TFFC will not create, incur, assume or permit to exist any Lien upon any of its Assets (including the Collateral), other than (i) Liens in favor of the Trustee for the benefit of the Secured Parties, and (ii) Liens created by or permitted under the Related Documents.

                 Section 8.16.  Other Indebtedness.

                 TFFC will not create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder, including Indebtedness representing the Team Interest Amount, provided, however, that such Indebtedness is subject to the restrictions provided for in TFFC's Certificate of Incorporation, (ii) Indebtedness permitted under any other Related Document and (iii) Indebtedness permitted under TFFC's Certificate of Incorporation.

                 Section 8.17.  Mergers.

                 TFFC will not merge or consolidate with or into any other
Person.

                 Section 8.18.  Sales of Assets.

                 TFFC will not sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the

Related Documents and provided that the proceeds received by TFFC are paid directly to the Collection Accounts.

                 Section 8.19.  Acquisition of Assets.

                 TFFC will not acquire, by long-term or operating lease or otherwise, any Assets except pursuant to the terms of the Related Documents.

                 Section 8.20.  Dividends, Officers' Compensation, etc.

                 TFFC will not (i) declare or pay any dividends on any shares of its capital stock or make any other distribution on, or any purchase, redemption or other acquisition of, any shares of its capital stock except out of funds in the Team Distribution Account, or (ii) pay any wages or salaries or other compensation to officers, directors, employees or others except out of earnings computed in accordance with GAAP and, in any case, only from funds in the Team Distribution Account.

                 Section 8.21.  Name; Principal Office.

                 TFFC will neither (a) change the location of its principal office without sixty (60) days' prior notice to the Trustee nor (b) change its name without prior notice to the Trustee sufficient to allow the Trustee to make all filings (including filings of financing statements on form UCC-1) and recordings necessary to perfect the interest of the Trustee in the Collateral pursuant to this Indenture. In the event that TFFC desires to so change its office or change its name, TFFC will make any required filings and prior to actually changing its office or its name TFFC will deliver to the Trustee (i) an Officers' Certificate and an Opinion of Counsel confirming that all required filings have been made to continue the perfected interest of the Trustee in the Collateral in respect of the new office or new name of TFFC and (ii) copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.

                 Section 8.22.  Organizational Documents.

                 TFFC will not amend any of its organizational documents, including its Certificate of Incorporation or By-Laws, without the written consent of the Rating Agencies and the Trustee which consent shall not be sought unless and until TFFC shall first have obtained either (i) an Opinion of Counsel that such amendment would not cause TFFC to be subject to an increased risk of being substantively consolidated with Team or any Lessee in the event of an insolvency proceeding involving Team or any Lessee or (ii) an Opinion of Counsel reaffirming (after such amendment) the opinion regarding substantive consolidation furnished by Dechert Price & Rhoads in connection with the issuance of the first Series of Notes.

                 Section 8.23.  Investments.

                 TFFC will not make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than with respect to Permitted Investments and, in addition, without limiting the generality of the foregoing, TFFC will not cause the Trustee to make any Permitted Investments on TFFC's behalf that would have the effect of causing TFFC to be an "investment company" within the meaning of the Investment Company Act.

                 Section 8.24.  No Other Agreements.

                 TFFC will not (a) enter into or be a party to any agreement or instrument other than any Related Document or any documents related to any Enhancement or documents and agreements incidental thereto or (b) except as provided for in Sections 12.1 or 12.2, amend, modify or waive any provision of any Related Document to which it is a party, or (c) give any approval or consent or permission provided for in any Related Document, except as permitted in Section 3.2(a).

                 Section 8.25.  Other Business.

                 TFFC will not engage in any business or enterprise or enter into any transaction other than the leasing of Vehicles pursuant to the Leases, the related exercise of its rights as lessor thereunder, the incurrence and payment of ordinary course operating expenses, the issuing and selling of the Notes and other activities related to or incidental to either of the foregoing.

                 Section 8.26.  Maintenance of Separate Existence.

                 TFFC will do all things necessary to maintain its corporate existence separate and apart from that of Team and any other Affiliates of Team, including, without limitation,

                 (a) practicing and adhering to corporate formalities, such as maintaining appropriate corporate books and records;

                 (b) maintaining at least two corporate directors who are not officers, directors or employees of any of its Affiliates;

                 (c) owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business;

                 (d) refraining from (i) guaranteeing or otherwise becoming liable for any obligations of any of its Affiliates, (ii) having obligations of TFFC guaranteed by its Affiliates, (iii) holding itself out as responsible for debts of any of its Affiliates or for decisions or actions with respect to the affairs of any of its Affiliates, and (iv) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of any Affiliate;

                 (e) maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person;

                 (f) maintaining its financial records separate and apart from those of any other Person;

                 (g) compensating all its employees, officers, consultants and agents for services provided to it by such Persons, or reimbursing any of its Affiliates in respect of services provided to it by employees, officers, consultants and agents of such Affiliate, out of its own funds;

                 (h) maintaining office space separate and apart from that of any of its Affiliates (even if such office space is subleased from or is on or near premises occupied by any of its Affiliates) and a separate telephone number;

                 (i) accounting for and managing all of its liabilities separately from those of any of its Affiliates, including, without limitation, payment directly by TFFC of all payroll, accounting and other administrative expenses and taxes;

                 (j) allocating, on an arm's-length basis, all shared corporate operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software;

                 (k) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving TFFC, Team or any Affiliate of TFFC or Team to substantively consolidate TFFC with Team or any Affiliate of TFFC or Team;

                 (l)         remaining solvent; and

                 (m) conducting all of its business (whether written or oral) solely in its own name.

TFFC acknowledges its receipt of a copy of that certain opinion letter issued by Dechert Price & Rhoads dated December 19, 1996 and addressing the issue of substantive consolidation as it may relate to TFFC and each of Team, each Lessee and each of their Affiliates. TFFC hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to TFFC.

                 Section 8.27.  Rule 144A Information Requirement.

                 For so long as any of the Notes remain outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, TFFC covenants and agrees that it shall, during any period in which it is not subject to Section 13 or 15(d) under the Exchange Act, make available to any Holder of Notes in connection with any sale thereof and any prospective purchaser of Notes from such Holder in each case upon request, the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Securities Act.

                 Section 8.28. Acquisition of Vehicles by TFFC. Except as permitted by Section 2.1(b) of each Lease, TFFC shall acquire Vehicles only (i) by purchase directly from a Manufacturer, (ii) through an authorized dealer of a Manufacturer or (iii) in the case of any Lease executed in connection with any Segregated Series of Notes, at an auction held by an automobile dealer which is not an Affiliate of Team.

                 Section 8.29. Maintenance of Rating. In the event that a Series of Notes (or a class of a Series of Notes) is at any time not rated by any Rating Agency (either as a result of the withdrawal of an existing rating on such Series of Notes (or such class of such Series of Notes) or for any other reason), then TFFC and Team shall promptly take reasonable actions to obtain a rating from a Rating Agency; provided, however, the failure of TFFC and Team to obtain such a new rating for such Series of Notes (or such class of such Series of Notes) shall not be deemed to be a breach of any covenant or obligation hereunder of TFFC or the Servicer. In the event that no rating is obtained for such Series of Notes for a period of thirty (30) days after the date that such non-rating commences, then the Required Noteholders with respect to such unrated Series of Notes may obtain a rating for such Series of Notes, in which case TFFC and Team shall reimburse the Required Noteholders for the cost of obtaining such rating (including, without limitation, attorneys' fees, costs and disbursements incurred in connection therewith).


                                   ARTICLE 9.

                        AMORTIZATION EVENTS AND REMEDIES

                 Section 9.1.  Amortization Events.

                 If any one of the following events shall occur during the Revolving Period, the Accumulation Period or the Controlled Amortization Period with respect to any Series of Notes:

                 (a) TFFC defaults in the payment of any interest on any Note of a Series (or in any other payment on any Notes of a Series (other than as specified in clause (b) below)) when the same becomes due and payable and such default continues for a period of five (5) days;

                 (b) TFFC defaults in the payment of any principal or premium on any Note of a Series when the same becomes due and payable and such default continues for a period of 1 Business Day;

                 (c) TFFC fails to comply with any of its other agreements or covenants in, or provisions of, the Notes of a Series or this Indenture and the failure to so comply materially and adversely affects the interests of the Noteholders of any Series and continues to materially and adversely affect the interests of the Noteholders of such Series for a period of thirty (30) days after the earlier of (i) the date on which a Responsible Officer of TFFC obtains knowledge thereof or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to TFFC by the Trustee or to TFFC and the Trustee by the Required Noteholders of such Series; provided, however, that if such failure cannot reasonably be cured within such thirty (30) day period, no Amortization Event shall result therefrom so long as, within such thirty (30) day period, TFFC (x) commences to cure same, (y) delivers written notice to the Trustee notifying the Trustee of such failure and setting forth the steps TFFC intends to take in order to cure such failure, and (z) thereafter diligently prosecutes such cure to completion and completely cures such failure on or before the fiftieth (50th) day after the earlier of the dates set forth in clause (i) and clause (ii) above;

                 (d) the occurrence of an Event of Bankruptcy, with respect to TFFC or Team;

                 (e)         any Lease Event of Default shall occur;

                 (f) TFFC shall have become an "investment company" or shall have become under the "control" of an "investment company" under the Investment Company Act of 1940, as amended;

                 (g) subject to the provisions of Section 9.2(g) hereof, any Asset Amount Deficiency exists and continues for a period of 10 days;

                 (h)         any of the Leases is terminated for any reason;

                 (i) any representation made by any member of the Team Group in this Indenture or any Related Document is false in any material respect, which false representation materially adversely affects the interests of the Noteholders of any Series of Notes in any material respect, and such false representation is not cured for a period of thirty (30) days after the earlier of (i) the date on which a Responsible Officer of such member of the Team Group or TFFC obtains knowledge thereof or (ii) the date that written notice thereof is given to TFFC by the Trustee or to TFFC and the Trustee by the Required Noteholders of such Series; provided, however, that if such failure cannot reasonably be cured within such thirty (30) day period, no Amortization Event shall result therefrom so long as, within such thirty (30) day period, such party (x) commences to cure same, (y) delivers written notice to the Trustee notifying the Trustee of such failure and setting forth the steps such party intends to take in order to cure such failure, and (z) thereafter diligently prosecutes such cure to completion and completely cures such failure on or before the fiftieth (50th) day after the earlier of the dates set forth in clause (i) and clause (ii) above; or

                 (j) any other event shall occur which may be specified in any Supplement as an "Amortization Event";

then (i) in the case of any event described in clause (a), (b), (c), (i) or (unless otherwise specified in the related Supplement) (j) above either the Trustee, by written notice to TFFC, or the Required Noteholders of the applicable Series of Notes, by written notice to TFFC and the Trustee, may declare that an amortization event ("Amortization Event") has occurred with respect to such Series as of the date of the notice, or (ii) in the case of any event described in clauses (d) through (h) above, an Amortization Event with respect to all Series of Notes then outstanding shall immediately occur without any notice or other action on the part of the Trustee or any Noteholders; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken by it upon the occurrence of an Amortization Event unless the Trustee has actual knowledge of such Amortization Event; and, provided, further, that the provisions of this sentence shall not insulate the Trustee from liability arising out of its negligence or willful misconduct.

                 Section 9.2. Rights of the Trustee upon Amortization Event or Certain Other Events of Default.

                 (a) General. If and whenever an Amortization Event, or certain events of default under any Enhancement Agreement (as specified in the applicable Supplement) shall have occurred and be continuing, the Trustee may and, at the direction of the Required Beneficiaries shall, exercise from time to time any rights and remedies available to it under applicable law or any Related Document; provided, however, that if such Amortization Event is based solely on an event described in clauses (a), (b), (c), (i) or (j) of
Section 9.1, then the Trustee's rights and remedies pursuant to the provisions of this Section 9.2 shall, to the extent not detrimental to the rights of the holders of the applicable Series of Notes, be limited to rights and remedies pertaining only to such Series of Notes. Any amounts obtained by the Trustee on account of or as a result of the exercise by the Trustee of any right shall be held by the Trustee as additional collateral for the repayment of the TFFC Obligations and shall be applied as provided in Article 5 hereof.

                 (b) Leases. If a Liquidation Event of Default shall have occurred and be continuing, the Trustee, at the direction of the Required Beneficiaries, shall direct TFFC or the Servicer to exercise (and TFFC and the Servicer each agree to exercise) all rights, remedies, powers, privileges and claims of TFFC against Team and/or any Lessee under or in connection with such Lease and any party to any of the Related Documents, including the right or power to take any action to compel performance or observance by Team or any such party of its obligations to TFFC, the right to take possession of any of the Vehicles, and to give any consent, request, notice, direction, approval, extension or waiver in respect of such Lease, and any right of TFFC to take such action independent of such direction shall be suspended.

                 (c) Repurchase Programs; Non-Repurchase Leases. If a Liquidation Event of Default or a Limited Liquidation Event of Default shall have occurred and be continuing under a Lease, the Trustee may, and at the direction of the Required Beneficiaries

(in the case of a Liquidation Event of Default) or at the direction of the Required Noteholders (in the case of a Limited Liquidation Event of Default) shall, direct TFFC or the Servicer to exercise (and TFFC and the Servicer each agree to exercise) all rights, remedies, powers, privileges and claims of Team, any Lessee and TFFC against the Manufacturers under or in connection with each Repurchase Program relating to a Repurchase Vehicle leased under a Lease or, in the case of a Limited Liquidation Event of Default, under the related Lease. Upon the occurrence of a Liquidation Event of Default, the Trustee shall promptly instruct TFFC or the Servicer to return the Repurchase Vehicles to the related Manufacturers and then, to the extent any Manufacturer fails to accept any such Repurchase Vehicles under the terms of the applicable Repurchase Program, to direct TFFC or the Servicer to liquidate such Repurchase Vehicles in accordance with the rights of TFFC under each Lease. In addition, upon the earlier of actual knowledge of or receipt of notice of the occurrence of a Liquidation Event of Default, the Trustee shall promptly direct TFFC or the Servicer to liquidate Non-Repurchase Vehicles in accordance with the rights of TFFC under each Non-Repurchase Lease. Upon the earlier of actual knowledge of or receipt of notice of the occurrence of a Limited Liquidation Event of Default, the Trustee shall promptly instruct TFFC or the Servicer to return the Repurchase Vehicles leased under the related Lease to the related Manufacturers in an amount sufficient, together with the Disposition Proceeds from Non-Repurchase Vehicles, to pay all interest and principal on the related Series of Notes, and to the extent that any Manufacturer fails to accept any such Repurchase Vehicles under the terms of the applicable Repurchase Program, to direct TFFC or the Servicer to liquidate such Repurchase Vehicles in accordance with the rights of TFFC under the related Lease. TFFC and the Servicer each agrees to comply with all such instructions. In addition, upon the earlier of actual knowledge of or receipt of notice of the occurrence of a Limited Liquidation Event of Default under a Non-Repurchase Vehicle Lease, the Trustee shall promptly instruct TFFC or the Servicer to liquidate the related Non-Repurchase Vehicles in accordance with the rights of TFFC under such Non-Repurchase Vehicle Lease, in an amount sufficient, together with the Disposition Proceeds from Repurchase Vehicles liquidated as described above, to pay all interest and principal on the related Series of Notes.

                 (d) Lessee Partial Wind-Down Event. Upon the occurrence of a Lessee Partial Wind-Down Event under a Lease, the Trustee, at the direction of the Required Beneficiaries, shall direct TFFC or the Servicer to exercise (and TFFC and the Servicer each agree to exercise) all rights, remedies, powers, privileges and claims of TFFC against the Defaulting Lessee under or in connection with such Lease or the Related Documents, including (i) the right or power to take any action to compel performance or observance by the Defaulting Lessee or any such party of its obligations to TFFC, the right to take possession of any of the Vehicles leased by the Defaulting Lessee, and to give any consent, request, notice, direction, approval, extension or waiver in respect of such Lease, and any right of TFFC to take such action independent of such direction shall be suspended and (ii) the right to cause the Defaulting Lessee to return to the applicable Manufacturer (in the case of Repurchase Vehicles leased under such Lease), or to sell, or cause the Servicer to sell, any or all of the Repurchase Vehicles and Non-Repurchase Vehicles owned by TFFC and leased under such Lease to the Defaulting Lessee at a public or private sale; provided, however, that the applicable Defaulting Lessee shall have a right of first refusal in connection with any such sale.

                 (e) Failure of TFFC or Servicer to Take Action. If TFFC or the Servicer shall have failed, within 15 Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish directions of the Trustee given pursuant to clauses (b), (c) or (d) above, the Trustee may (and at the direction of the Required Noteholders of the affected Series of Notes (with respect to any Limited Liquidation Event of Default) or the Required Beneficiaries (with respect to any Amortization Event or any Liquidation Event of Default) shall, take such previously directed action (and any related action as permitted under this Indenture thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Indenture to direct TFFC or the Servicer to take such action) on behalf of TFFC and the Noteholders.

                 (f) Right to Appointment of Receiver. In the event that the Trustee determines to take action pursuant to the provisions of clause
(e) above, the Trustee may, without notice to TFFC, the Servicer or any Lessee, take legal proceedings for the appointment of a receiver to take possession of the applicable Vehicles pending the sale thereof and in any such event the Trustee shall be entitled to the appointment of a receiver and neither TFFC, the Servicer or any Lessee shall object to such appointment.

                 (g)         Right of TFFC to Cure Asset Amount Deficiency.
Notwithstanding anything to the contrary contained in this Section 9, if (i) a Rapid Amortization Period commences with respect to any Series of Notes as a result of an Amortization Event described in Section 9.1(g), (ii) during such Rapid Amortization Period (but prior to the Series Termination Date with respect to such Series of Notes and prior to the commencement by the Trustee of its remedies under this Section 9) the Asset Amount Deficiency is cured, (iii) no other Amortization Event then exists and is continuing, and (iv) TFFC delivers to the Trustee an Officers' Certificate stating that such Asset Amount Deficiency has been cured and requesting that such Rapid Amortization Period terminate, then such Rapid Amortization Period shall automatically terminate as of the date the foregoing conditions are satisfied and the applicable Revolving Period, Accumulation Period or Controlled Amortization Period that would have been in effect if such Rapid Amortization Period had not commenced shall recommence; provided, however, (x) no Revolving Period, Accumulation Period or Controlled Amortization Period shall be extended as a result of such Rapid Amortization Period interrupting the applicable Revolving Period, Accumulation Period or Controlled Amortization Period, (y) no Controlled Amortization Amount shall change as a result of such Rapid Amortization Period changing the timing or amounts of payments made during any applicable Controlled Amortization Period and TFFC shall be obligated to pay the full amount of all Controlled Distribution Amounts notwithstanding that such payments may cause the Controlled Amortization Period to terminate sooner than the otherwise expected, and (z) if at the time of the termination of such Rapid Amortization Period pursuant to the provisions of this Section 9.2 such Series of Notes would otherwise be in a Rapid Amortization Period, then such Rapid Amortization Period will not terminate but shall continue uninterrupted.

                 Section 9.3. Special Provisions Concerning Remedies and Sale Upon Manufacturer Event of Default or Inability to Turn Back under Repurchase Program.

                 (a) Upon the occurrence of a Manufacturer Event of Default, the Trustee shall have the right to (and shall, upon the direction of the Required Beneficiaries) direct TFFC, or the Servicer to take such reasonable actions at reasonable expense necessary to sell, or cause the Servicer to sell, or cause the Servicer to sell, any or all of the Repurchase Vehicles owned by TFFC and originated by such Manufacturer at a public or private sale; provided, however, that the applicable Lessee shall have a right of first refusal in connection with any such sale. If TFFC or the Servicer shall have failed, within 15 Business Days of receiving the direction of the Trustee, to take commercially reasonable action to accomplish such directions of the Trustee, the Trustee may take such previously directed action (and any related action as permitted under this Indenture thereafter determined by the Trustee to be appropriate without the need under this provision or any other provision under this Indenture to direct TFFC to take such action) on behalf of TFFC and the Noteholders. The Trustee may take legal proceedings for the appointment of a receiver or receivers (to which the Trustee shall be entitled as a matter of right) to take possession of the

Repurchase Vehicles pending the sale thereof pursuant either to the powers of sale granted by this Indenture or to a judgment, order or decree made in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture.

                 (b) Upon any sale of any of the Collateral directly by the Trustee, whether made under the power of sale given under this Section 9.3 or under judgment, order or decree in any judicial proceeding for the foreclosure or involving the enforcement of this Indenture:

                 (i) the Trustee, any Noteholder and/or any Enhancement Provider may bid for and purchase the property being sold, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property in its own absolute right without further accountability;

                 (ii) the Trustee may make and deliver to the purchaser or purchasers a good and sufficient deed, bill of sale and instrument of assignment and transfer of the property sold;

                 (iii) the Trustee is hereby irrevocably appointed the true and lawful attorney-in-fact of TFFC, in its name and stead, to make all necessary deeds, bills of sale and instruments of assignment and transfer of the property thus sold and for such other purposes as are necessary or desirable to effectuate the provisions including, without limitation, this Section 9.3) of this Indenture, and for that purpose it may execute and deliver all necessary deeds, bills of sale and instruments of assignment and transfer, and may substitute one or more Persons with like power, TFFC hereby ratifying and confirming all that its said attorney, or such substitute or substitutes, shall lawfully do by virtue hereof, but if so requested by the Trustee or by any purchaser, TFFC shall ratify and confirm any such sale or transfer by executing and delivering to the Trustee or to such purchaser all property, deeds, bills of sale, instruments of assignment and transfer and releases as may be designated in any such request;

                 (iv) all right, title, interest, claim and demand whatsoever, either at law or in equity or otherwise, of TFFC of, in and to the property so sold shall be divested; and such sale shall be a perpetual bar both at law and in equity against TFFC, its successors and assigns, and against any and all Persons claiming or who may claim the property sold or any part thereof from, through or under TFFC, its successors or assigns;

                 (v) the receipt of the Trustee or of the officer thereof making such sale shall be a sufficient discharge to the purchaser or purchasers at such sale for his or their purchase money, and such purchaser or purchasers, and his or their assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase money or be in any wise answerable for any loss, misapplication or non-application thereof; and

                 (vi) to the extent that it may lawfully do so, TFFC agrees that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisal, valuation, stay, extension or redemption laws, or any law permitting it to direct the order in which Repurchase Vehicles shall be sold, now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance or enforcement of this Indenture.

                 (c) In addition to any rights and remedies now or hereafter granted hereunder or under applicable law with respect to the Collateral, the Trustee shall (subject to the foregoing provisions in respect of the Repurchase Vehicles) have all of the rights and remedies of a secured party under the UCC as enacted in any applicable jurisdiction.

                 Section 9.4.  Other Remedies.

                 If an Amortization Event or a Servicer Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the, Notes (or the applicable Series of Notes, in the case of an Amortization Event that affects only one Series of Notes) or to enforce the performance of any provision of the Notes, this Indenture or any Supplement. If an Amortization Event has occurred in accordance with Section 9.1, the Trustee shall instruct TFFC to cease issuing Notes and the right of TFFC to issue Notes shall automatically terminate. In addition, the Trustee may, or shall at the direction of the Required Beneficiaries (or the Required Noteholders, in the case of an Amortization Event that affects only one Series of Notes), direct TFFC to exercise any rights or remedies under any Related Document or under applicable law or otherwise.

                 The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any such proceeding instituted by the Trustee shall be in its own name as trustee. A delay or omission by the

Trustee or any Noteholder in exercising any right or remedy accruing upon an Amortization Event shall not impair the right or remedy or constitute a waiver of or acquiescence in the Amortization Event. All remedies are cumulative to the extent permitted by law.

                 Section 9.5.  Waiver of Past Events.

                 Subject to Section 12.2 hereof, the Noteholders of any Series owning an aggregate principal amount of Notes in excess of 66-2/3% of the aggregate principal amount of the Outstanding Notes of such Series, by notice to the Trustee, may waive any existing Potential Amortization Event or Amortization Event related to clauses (a), (b), (c), (i) and (j) of Section 9.1 which relate to such Series and its consequences except a continuing Potential Amortization Event or Amortization Event in the payment of the principal of or interest on any Note. Upon any such waiver, such Potential Amortization Event shall cease to exist with respect to such Series, and any Amortization Event with respect to such Series arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Potential Amortization Event or impair any right consequent thereon. A Potential Amortization Event or an Amortization Event related to clauses (d) through (h) of Section 9.1 shall not be subject to waiver.

                 Section 9.6.  Control by Required Beneficiaries.

                 The Required Beneficiaries may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, subject to
Section 10.1, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Noteholders, or that may involve the Trustee in personal liability.

                 Section 9.7.  Limitation on Suits.

                 Any other provision of this Indenture to the contrary notwithstanding, a Noteholder may pursue a remedy with respect to this Indenture or the Notes only if:

                 (a) The Noteholder gives to the Trustee written notice of a continuing Amortization Event;

                 (b) The Noteholders of at least 25% in principal amount of all then Outstanding Series of Notes make a written request to the Trustee to pursue the remedy;

                 (c) Such Noteholder or Noteholders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (d) The Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                 (e) During such 60-day period the Required Beneficiaries do not give the Trustee a direction inconsistent with the request.

A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

                 Section 9.8.  Unconditional Rights of Holders to Receive
Payment.

                 Notwithstanding any other provision of this Indenture, the right of any Noteholder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Noteholder.

                 Section 9.9.  Collection Suit by the Trustee.

                 If any Amortization Event specified in clauses (a) or (b) of
Section 9.1 occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against TFFC for the whole amount of principal and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 Section 9.10.  The Trustee May File Proofs of Claim.

                 The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial proceedings relative to TFFC (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.6 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 10.6 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, Notes and other properties which the Noteholders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

                 Section 9.11.  Priorities.

                 If the Trustee collects any money pursuant to this Article, the Trustee shall pay out the money in accordance with the provisions of
Article 5 of this Indenture.

                 Section 9.12.  Undertaking for Costs.

                 In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of any undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 9.7, or a suit by Noteholders of more than 10% in principal amount of all then outstanding Notes.

                 Section 9.13.  Rights and Remedies Cumulative.

                 No right or remedy herein conferred upon or reserved to the Trustee or to the holders of Notes is intended to be exclusive of any other right or remedy, and every right or remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given under this Indenture or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy under this Indenture, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 Section 9.14.  Delay or Omission Not Waiver.

                 No delay or omission of the Trustee or of any holder of any Note to exercise any right or remedy accruing upon any Amortization Event shall impair any such right or remedy or constitute a waiver of any such Amortization Event or an acquiescence therein. Every right and remedy given by this Article 9 or by law to the Trustee or to the holders of Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the holders of Notes, as the case may be.

                 Section 9.15.  Reassignment of Surplus.

                 After termination of this Indenture and the payment in full of the TFFC Obligations, any proceeds of all the Collateral received or held by the Trustee shall be turned over to TFFC and the Collateral shall be reassigned to TFFC by the Trustee without recourse to the Trustee and without any representations, warranties or agreements of any kind.


                                  ARTICLE 10.

                                  THE TRUSTEE

                 Section 10.1.  Duties of the Trustee.

                 (a) If an Amortization Event or Servicer Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs; provided, however, that the Trustee shall have no liability in connection with any action or inaction taken, or not taken, by it upon the deemed occurrence of an Amortization Event of which the Trustee has not received notice; and, provided, further, that the preceding sentence shall not have the effect of insulating the Trustee from liability arising out of the Trustee's negligence or willful misconduct.

                 (b) Except during the continuance of an Amortization Event or Servicer Default:

                 (i) The Trustee undertakes to perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                 (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                 (i)         This clause does not limit the effect of clause
         (b) of this Section 10.1.

                 (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 9.4.

                 (iv) The Trustee shall not be charged with knowledge of any default by the Servicer in the performance of its obligations under this Indenture, unless a Trust Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer or any Holders of Notes evidencing not less than 10% of the aggregate principal amount of the Notes of any Series adversely affected thereby.

                 (d) Notwithstanding anything to the contrary contained in this Indenture or any of the Related Documents, no provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability if there is reasonable ground for believing that the repayment of such funds is not reasonably assured to it by the security afforded to it by the terms of this Indenture. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense. The Trustee shall not be required to perform, or be responsible for the manner of performance of the Servicer under this Indenture unless the Trustee shall be successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with terms of this Indenture or any Supplement.

                 (e) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Indenture, the Trustee shall be obligated as soon as practicable upon actual knowledge of a Trust Officer thereof and receipt of appropriate records and information, if any, to perform such obligation, duty or agreement in the manner so required.

                 (f) Subject to Section 10.3, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by law. The Trustee may allow and credit to TFFC interest agreed upon by TFFC and the Trustee from time to time as may be permitted by law.

                 Section 10.2.  Rights of the Trustee.

                 Except as otherwise provided by Section 10.1:

                 (a) The Trustee may rely and shall be protected in acting or refraining from acting based upon any document believed by it to be genuine and to have been signed or presented by the proper person.

                 (b) The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                 (c) The Trustee may act through agents, custodians and nominees and shall not be responsible for the misconduct or negligence of any agent, custodian or nominee appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by the Indenture.

                 (e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or any Supplement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Noteholders, pursuant to the provisions of this Indenture or any Supplement, unless such Noteholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of a Servicer Default (which has not been cured), to exercise such of the rights and powers vested in it by this Indenture or any Supplement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (f) The Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by the Required Noteholders of any Series which could be adversely affected if the Trustee does not perform such acts.

                 Section 10.3.  Individual Rights of the Trustee.

                 The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with TFFC or an Affiliate of TFFC with the same rights it would have if it were not Trustee. Any Paying Agent may do the same with like rights. However, the Trustee is subject to
Section 10.9.

                 Section 10.4.  The Trustee's Disclaimer.

                 Except as set forth in Section 10.11, the Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Supplement, any Assignment or the Notes, it shall not be accountable for TFFC's use of the proceeds from the Notes or any money paid to TFFC or upon TFFC's direction under any provision hereof, and it shall not be responsible for any statement or recital herein or therein or any statement in the Notes or any other document in connection with the sale of Notes or pursuant to this Indenture, any

Supplement or any Assignment Agreement, other than its certificate of authentication.

                 Section 10.5.  Notice of Potential Amortization Events.

                 If a Potential Amortization Event occurs and is continuing and if a Trust Officer of the Trustee obtains actual knowledge thereof, the Trustee shall mail to Noteholders a notice of the Potential Amortization Event within 30 days after the Trustee obtains knowledge thereof.

                 Section 10.6.  Compensation.

                 (a) The Servicer shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder as set forth in a letter agreement between the Servicer and the Trustee. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Servicer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include (i) the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel and (ii) the reasonable expenses of the Trustee's agents in administering the Collateral.
If the Trustee is appointed Successor Servicer pursuant to Section 4.17 of this Indenture, the provisions of this Section 10.6 shall not apply to expenses, disbursements and advances made or incurred by the Trustee as Successor Servicer, which shall be covered out of the Servicing Fee.

                 (b) The Servicer shall not be required to reimburse any expense or indemnify the Trustee against any loss, liability, or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                 (c) When the Trustee incurs expenses or renders services after an Amortization Event occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code.

                 Section 10.7.  Replacement of the Trustee.

                 (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                 (b) The Trustee may, after giving sixty (60) days prior written notice to TFFC and to each Noteholder, resign at any time and be discharged from the trust hereby created by so notifying TFFC and the Servicer; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligationS of the Trustee hereunder. The Required Beneficiaries may remove the Trustee by so notifying the Trustee, the Servicer and TFFC. TFFC or the Servicer may remove the Trustee if:

                 (i)         the Trustee fails to comply with Section 10.9;

                 (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under the Bankruptcy Code;

                 (iii) a custodian or public officer takes charge of the Trustee or its property; or

                 (iv)        the Trustee becomes incapable of acting;

provided, however, that if a Servicer Default then exists and has a material adverse effect on the Noteholders of any Series of Notes, then for so long as such Servicer Default continues, the Servicer's right to remove the Trustee will cease and the Required Beneficiaries will have the right to remove the Trustee upon written notice to the Servicer, TFFC and the Trustee.

                 If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, TFFC or the Servicer shall promptly
appoint a successor Trustee.  Within one          year after the successor
Trustee takes office, the Required Beneficiaries may appoint a successor Trustee to replace the successor Trustee appointed by TFFC.

                 (c) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Servicer; TFFC or any Secured Party may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                 (d) If the Trustee after written request by any Noteholder who has been a Noteholder for at least six months fails to comply with Section 10.9, such Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                 (e) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, the Servicer and to TFFC. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the

Trustee under this Indenture and any Supplement. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 10.6. Notwithstanding replacement of the Trustee pursuant to this Section 10.7, the Servicer's obligations under Section 10.6 hereof shall continue for the benefit of the retiring Trustee.

                 Section 10.8.  Successor Trustee by Merger, etc.

                 If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

                 Section 10.9.  Eligibility Disqualification.

                 (a) There shall at all times be a Trustee hereunder which shall be (i) a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trustee power, (ii) subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, and (iii) subject to TIA Section 310(b), including the optional provision permitted by the second sentence TIA Section 310(b)(9); it being understood that for the purposes of the Indenture, with respect to Notes of any Series, the provisions of TIA Section 301(b) with respect to conflicting interests relating to "other securities" shall be interpreted to include Notes of each other Series and with respect to "other indentures" shall include the provisions of the Indenture relating to the Notes of such other Series. In determining whether the Trustee has a conflicting interest as defined in TIA
Section 310(b)(1), the indentures set forth in the Indenture, if any, are excluded.

                 (b) At any time the Trustee shall cease to satisfy the eligibility requirements of clauses (a)(i) through (a)(iii) above, the Trustee shall resign immediately in the manner and with the effect specified in Section 10.7.

                 Section 10.10.  Appointment of Co-Trustee or Separate Trustee.

                 (a) Notwithstanding any other provisions of this Indenture or any Supplement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Collateral may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Collateral, or any part thereof, and, subject to the other provisions of this Section 10.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 10.9 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under
Section 10.7 of this Base Indenture. No co-trustee shall be appointed without the consent of the Servicer unless such appointment is required as a matter of state law or to enable the Trustee to perform its functions hereunder.

                 (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) The Notes of each Series shall be authenticated and delivered solely by the Trustee or an authenticating agent appointed by the Trustee.

                 (ii) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform, such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Assets or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                 (iii) No trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                 (iv) The Trustee may at any time accept the resignation of or remove any separate trustee or co- trustee.

                 (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article 10. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture or any Supplement, specifically including every provision of this Indenture or any Supplement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                 (d) Any separate trustee or co-trustee may at any time constitute the Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Indenture or any Supplement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                 (e) In connection with the appointment of a co-trustee, the Trustee may, at any time, at the Trustee's sole cost and expense, without notice to the Noteholders, delegate its duties under this Indenture and any Supplement to any Person who agrees to conduct such duties in accordance with the terms hereof; provided, however, that no such delegation shall relieve the Trustee of it obligations and responsibilities hereunder with respect to any such delegated duties.

                 Section 10.11. Representations and Warranties of Trustee. The Trustee represents and warrants that:

                 (i) The Trustee is a banking corporation organized, existing and in good standing under the laws of the State of New York;

                 (ii) The Trustee has full power, authority and right to execute, deliver and perform this Indenture and any Supplement issued concurrently with this Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and any Supplement issued concurrently with this Indenture and to authenticate the Notes;

                 (iii) This Indenture has been duly executed and delivered by the Trustee; and

                 (iv) The Trustee meets the requirements of eligibility as a trustee hereunder set forth in Section 10.9 hereof.

                 Section 10.12.  Knowledge of the Trustee.

                 For purposes hereof, a Trust Officer of the Trustee shall not be deemed to have "knowledge" of a matter, event or occurrence solely by reason of such matter, event or occurrence being within the public domain as, for example, displayed in the media (including, without limitation, newspaper, radio, television or periodical magazine).


                                  ARTICLE 11.

                             DISCHARGE OF INDENTURE

                 Section 11.1.  Termination of TFFC's Obligations.

                 (a) This Indenture shall cease to be of further effect (except that the Servicer's obligations under Sections 4.12 and 10.6 and TFFC's, the Trustee's and Paying Agent's obligations under Section 11.3 shall survive) when all Outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes which have been replaced or paid) to the Trustee for cancellation and TFFC has paid all sums payable hereunder.

                 (b) In addition, except as may be provided to the contrary in any Supplement, TFFC may terminate all of its obligations under this Indenture if:

                 (i) TFFC irrevocably deposits in trust with the Trustee or at the option of the Trustee, with a trustee reasonably satisfactory to the Trustee and TFFC under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient to pay when due principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder; provided, however, that (1) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (2) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes; and

                 (ii) TFFC delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect.

Then, this Indenture shall cease to be of further effect (except as provided in this paragraph), and the Trustee, on demand of TFFC, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

                 (c)       After such irrevocable deposit made pursuant to
Section 11.1(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of TFFC's obligations under this Indenture except for those surviving obligations specified above.

                 In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest at least one Business Day before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

                 "U.S. Government Obligations" means direct obligations of the United States of America, or any agency or instrumentality thereof for the payment of which the full faith and credit of the United states of America is pledged.

                 Section 11.2.  Application of Trust Money.

                 The Trustee or a trustee satisfactory to the Trustee and TFFC shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 11.1. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent in accordance with this Indenture to the payment of principal and interest on the Notes.

                 The provisions of this Section shall survive the expiration or earlier termination of this Indenture.

                 Section 11.3.  Repayment to TFFC.

                 The Trustee and the Paying Agent shall promptly pay to TFFC upon written request any excess money or Notes held by them at any time.

                 Subject to Section 2.7(c), the Trustee and the Paying Agent shall pay to TFFC upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due.

                 The provisions of this Section shall survive the expiration or earlier termination of this Indenture.


                                  ARTICLE 12.

                                   AMENDMENTS

                 Section 12.1.  Without Consent of the Noteholders.

                 Without the consent of any Noteholder but with the consent of the Rating Agencies, TFFC, the Servicer, the Trustee, and any applicable Enhancement Provider, at any time and from time to time, may enter into one or more Supplements hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (a) to create a new Series of Notes (including, without limitation, making such modifications to the Indenture and the other Related Documents as may be required to issue a Segregated Series of Notes);

                 (b) to add to the covenants of TFFC for the benefit of the Noteholders of all or any Series of Notes (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included solely for the benefit of such Series) or to surrender any right or power herein conferred upon TFFC (provided, however, that TFFC will not pursuant to this subsection 12.1(b) surrender any right or power it has against the Servicer, the Guarantor, any Lessee or any Manufacturer);

                 (c) to mortgage, pledge, convey, assign and transfer to the Trustee any property or assets as security for the Notes and to specify the terms and conditions upon which such property or assets are to be held and dealt with by the Trustee and to set forth such other provisions in respect thereof as may be required by the Indenture or as may, consistent with the provisions of the Indenture, be deemed appropriate by TFFC and the Trustee, or to correct or amplify the description of any such property or assets at any time so mortgaged, pledged, conveyed and transferred to the Trustee;

                 (d) to cure any ambiguity, defect, or inconsistency or to correct or supplement any provision contained herein or in any Supplement or in any Notes issued hereunder;

                 (e) to provide for uncertificated Notes in addition to certificated Notes;

                 (f) to add to or change any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Notes, registrable or not registrable as to principal, and with or without interest coupons;

                 (g) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Notes of one or more Series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

                 (h) to correct or supplement any provision herein which may be inconsistent with any other provision herein or to make any other provisions with respect to matters or questions arising under this Indenture;

provided, however, that, as evidenced by an Opinion of Counsel, such action shall not adversely affect in any material respect the interests of any Noteholders. Upon the request of TFFC, accompanied by a resolution of the Board of Directors authorizing the execution of any Supplement to effect such amendment, and upon receipt by the Trustee and the Servicer of the documents described in Section 2.2 hereof, the Trustee and the Servicer shall join with TFFC in the execution of any Supplement authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such Supplement which affects its own rights, duties or immunities under this Indenture or otherwise.

                 Section 12.2.  With Consent of the Noteholders.

                 Except as provided in Section 12.1, the provisions of this Indenture and any Supplement (unless otherwise provided in such Supplement) and each other Related Document to which TFFC is a party may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by TFFC, the Servicer, the Trustee, any applicable Enhancement Provider, the Rating Agencies, and the Required Beneficiaries (or the Required Noteholders of a Series of Notes, in respect of any amendment to this Indenture, the

Supplement with respect to such Series of Notes or any Related Document which affects only the Noteholders of such Series of Notes and does not affect the Noteholders of any other Series of Notes, as substantiated by an Opinion of Counsel to such effect, which Opinion of Counsel may, to the extent same is based on any factual matter, rely upon an Officers' Certificate as to the truth of such factual matter). Notwithstanding the foregoing:

                 (i) any modification of this Section 12.2, any requirement hereunder that any particular action be taken by Noteholders holding a certain percentage in principal amount of the Notes or any change in the definition of the terms "Aggregate Asset Amount" or "Asset Amount Deficiency" (other than in connection with the issuance of a Segregated Series of Notes), "Eligible Manufacturer" or "Eligible Repurchase Program" (other than in connection with a waiver of such eligibility requirement by the Noteholders of any Series of Notes, but only to the extent so provided in the related Supplement in respect of such Series of Notes), "Invested Amount", "Invested Percentage", or the applicable amount of Enhancement or any defined term used for the purpose of any such definitions shall require the consent of each affected Noteholder; and

                 (ii) any amendment, waiver or other modification that would (a) extend the due date for, or reduce the amount of any scheduled repayment or prepayment of principal of or interest on any Note (or reduce the principal amount of or rate of interest on any Note) shall require the consent of each affected Noteholder; (b) approve the assignment or transfer by TFFC of any of its rights or obligations hereunder or under any other Related Document to which it is a party except pursuant to the express terms hereof or thereof shall require the consent of each Noteholder; (c) release any obligor under any Related Document to which it is a party except pursuant to the express terms of such Related Document shall require the consent of each Noteholder; provided, however, that the Liens on Vehicles may be released as provided in Section 3.6; (d) affect adversely the interests, rights or obligations of any Noteholder individually in comparison to any other Noteholder shall require the consent of such Noteholder; or (e) amend or otherwise modify any Amortization Event shall require the consent of each affected Noteholder.

No failure or delay on the part of any Noteholder or the Trustee in exercising any power or right under this Indenture or any other Related Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.

                 Section 12.3.  Supplements.

                 Each amendment or other modification to this Indenture or the Notes shall be set forth in a Supplement. Each Supplement shall require the consent of the Rating Agencies. In addition to the manner provided in Section 12.2, each Supplement may be amended as provided for in such Supplement.

                 Section 12.4.  Revocation and Effect of Consents.

                 Until an amendment or waiver becomes effective, a consent to it by a Noteholder of a Note is a continuing consent by the Noteholder and every subsequent Noteholder of a Note or portion of a Note that evidences the same debt as the consenting Noteholder's Note, even if notation of the consent is not made on any Note. However, any such Noteholder or subsequent Noteholder may revoke the consent as to his Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Noteholder. TFFC may fix a record date for determining which Noteholders must consent to such amendment or waiver.

                 Section 12.5.  Notation on or Exchange of Notes.

                 The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated. TFFC in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment or waiver. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment or waiver.

                 Section 12.6.  The Trustee to Sign Amendments, etc.

                 The Trustee shall sign any Supplement authorized pursuant to this Article 12 if the Supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such Supplement, the Trustee shall be entitled to receive, if requested, an indemnity reasonably satisfactory to it and to receive and, subject to Section 10.1, shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel as conclusive evidence that such Supplement is authorized or permitted by this Indenture and that it will be valid and binding upon TFFC in accordance with its terms. TFFC may not sign a Supplement until its Board of Directors approves it.


                                  ARTICLE 13.

                                 MISCELLANEOUS

                 Section 13.1.  Notices.

                 (a) Any notice or communication by TFFC or the Trustee to the others shall be in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                 If to TFFC:

                 5851 Lewis Road
                 Sandston, Virginia  23150
                 Attn:  Mr. Donald J. Norwalk
                 Phone: (804) 222-5310
                 Fax:   (804) 222-8998

                 If to the Trustee:

                 Bankers Trust Company
                 4 Albany Street
                 New York, New York 10006
                 Attn:   Corporate Trust and Agency Group/Structured Finance
                 Phone:  (212) 250-6137
                 Fax:    (212) 250-6439

                 If to Team:

                 125 Basin Street, Suite 210
                 Daytona Beach, Florida  32114
                 Attn:  Mr. Donald J. Norwalk
                 Phone: (904) 238-7035
                 Fax:   (904) 238-7461


                 TFFC or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications; provided, however, TFFC may not at any time designate more than a total of three (3) addresses to which notices must be sent in order to be effective.

                 Any notice (i) given in person shall be deemed delivered on the date of delivery of such notice, (ii) given by first class mail shall be deemed given five (5) days after the date that such notice is mailed, (iii) delivered by telex or telecopier shall be deemed given on the date of delivery of such notice, and (iv) delivered by overnight air courier shall be deemed delivered one Business Day after the date that such notice is delivered to such overnight courier.

                 Notwithstanding any provisions of this Indenture to the contrary, the Trustee shall have no liability based upon or arising from the failure to receive any notice required by or relating to this Indenture or the Notes.

                 If TFFC mails a notice or communication to Noteholders, it shall mail a copy to the Trustee at the same time.

                 (b) Where the Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if sent in writing and mailed, first-class postage prepaid, to each Noteholder affected by such event, at its address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed (if any) for the giving of such notice. In any case where notice to Noteholder is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made that is satisfactory to the Trustee shall constitute a sufficient notification for every purpose hereunder.

                 Section 13.2. Communication by Noteholders With Other Noteholders.

                 Noteholders may communicate with other Noteholders with respect to their rights under this Indenture or the Notes.

                 Section 13.3.  Certificate and Opinion as to Conditions
Precedent.

                 Upon any request or application by TFFC to the Trustee to take any action under this Indenture, TFFC shall furnish to the Trustee:

                 (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.4) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

                 Section 13.4.  Statements Required in Certificate or Opinion.

                 Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

                 Section 13.5.  Rules by the Trustee and the Paying Agent.

                 The Trustee may make reasonable rules for action by or at a meeting of Noteholders.

                 Section 13.6.  No Recourse Against Others.

                 A director, Authorized Officer, employee or stockholder of TFFC, as such, shall not have any liability for any obligations of TFFC under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability.

                 Section 13.7.  Duplicate Originals.

                 The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

                 Section 13.8.  Benefits of Indenture.

                 Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

                 Section 13.9.  Payment on Business Day.

                 In any case where any Distribution Date, redemption date or maturity date of any Note shall not be a Business Day, then Notwithstanding any other provision of this Indenture) payment of interest or principal land premium, if any), as the case may be, need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the Distribution Date, redemption date, or maturity date; provided, however, that no interest shall accrue for the period from and after such Distribution Date, redemption date, or maturity date, as the case may be.

                 Section 13.10.  Governing Law.

                 The laws of the State of New York, including, without limitation, the UCC, but excluding any conflicts of laws, shall govern and be used to construe this Indenture and the Notes and the rights and duties of the Trustee, Registrar, Paying Agent, Noteholders and Note Owners.

                 Section 13.11.  No Adverse Interpretation of Other Agreements.

                 This Indenture may not be used to interpret another indenture, loan or debt agreement of TFFC or an Affiliate of TFFC. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                 Section 13.12.  Successors.

                 All agreements of TFFC in this Indenture and the Notes shall bind its successor; provided, however, TFFC may not assign its obligations or rights under this Indenture or any Related Document. All agreements of the Trustee in this Indenture shall bind its successor.

                 Section 13.13.  Severability.

                 In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 Section 13.14.  Counterpart Originals.

                 The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                 Section 13.15.  Table of Contents, Headings, etc.

                 The Table of Contents, Cross-Reference Table, and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

                 Section 13.16.  Termination; Collateral.

                 This Indenture, and any grants, pledges and assignments hereunder, shall become effective concurrently with the issuance of the first Series of Notes and shall terminate when (a) all TFFC Obligations shall have been fully paid and satisfied, (b) the obligations of each Enhancement Provider under any Enhancement and related documents have terminated, and (c) any Enhancement shall have terminated, at which time the Trustee, at the request of TFFC and upon receipt of an Officers' Certificate from TFFC to the effect that the conditions in clauses (a), (b) and (c) above have been complied with and upon receipt of a certificate from the Trustee and each Enhancement Provider to the effect that the conditions in clauses (a), (b) and (c) above relating to the TFFC Obligations to the Noteholders and each Enhancement Provider have been complied with, shall reassign (without recourse upon, or any warranty whatsoever by, the Trustee) and deliver all Collateral and documents then in the custody or possession of the Trustee promptly to TFFC.

                 TFFC and the Secured Parties hereby agree that, if any Deposited Funds remain on deposit in the Collection Account after the termination of this Indenture, such amounts shall be released by the Trustee and paid to TFFC.

                 Section 13.17.  No Bankruptcy Petition Against TFFC.

                 Each of the Secured Parties, the Trustee and the Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of the latest maturing Note, it will not institute against, or join with any other Person in instituting, against TFFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings, under any Federal or state bankruptcy or similar law; provided, however, that nothing in this Section 13.17 shall constitute a waiver of any right to indemnification, reimbursement or other payment from TFFC pursuant to this Indenture. In the event that any such Secured Party, the Trustee or the Servicer takes action in violation of this
Section 13.17, TFFC shall file an answer with the bankruptcy court or otherwise properly contesting the filing of such a petition by any such Secured Party, the Trustee or the Servicer against TFFC or the commencement of such action and raising the defense that such Secured Party, the Trustee or the Servicer has agreed in writing not to take such action and should be estopped and precluded thereof rom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.17 shall survive the termination of this Indenture, and the resignation or removal of the Servicer or the Trustee. Nothing contained herein shall preclude participation by any Secured Party, the Trustee or the Servicer in the assertion or defense of its claims in any such proceeding involving TFFC.

                 Section 13.18.  No Recourse.

                 The obligations of TFFC under this Indenture are solely the corporate obligations of TFFC. No recourse shall be had for the payment of any amount owing in respect of any fee hereunder or any other obligation or claim arising out of or based upon this Indenture against any stockholder, employee, officer, director or incorporator of TFFC. Fees, expenses or costs payable by TFFC hereunder shall be payable by TFFC to the extent and only to the extent that TFFC is reimbursed therefor pursuant to the Lease or the Related Documents, or funds are then available or thereafter become available for such purpose pursuant to Article 5.

                 Section 13.19.  Confidentiality.

                 The Trustee shall not disclose any Confidential Information to any Person without the consent of Team or TFFC, other than (a) to any Secured Party or to the Trustee's Affiliates or to any of their respective officers, directors, employees, agents and advisors and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, federal or foreign authority or examiner regulating such Person. "Confidential Information" means proprietary information of Team or TFFC or other information that Team or TFFC furnishes to the Trustee on a confidential basis, but does not include any such Information that is or becomes generally available to the public or that is or becomes available to the Trustee from, a source other than Team or TFFC.

                 Section 13.20. Special Provision Regarding Filing of Certificates of Title. (a) Notwithstanding anything to the contrary contained in this Indenture or any Related Document, including, without limitation, any representation or warranty of TFFC contained in this Indenture or any Related Document Vehicles owned by TFFC on the date of the issuance of the first Series of Notes and/or Vehicles transferred to TFFC by an Affiliate (including a Subsidiary) of Team as of such date pursuant to Section 2.1(b) of a Lease and/or Vehicles purchased by TFFC at an auction shall, for the period commencing on such date of issuance and ending on the date thirty (30) days thereafter, constitute either "Eligible Repurchase Vehicles" or "Eligible Non-Repurchase Vehicles," as applicable, notwithstanding the fact that the Trustee's lien is not on such date noted as a first lien on the Certificates of Title with respect to such Vehicles and notwithstanding the fact that TFFC is not on such date noted on the Certificates of Title with respect to such Vehicles as the owner of such Vehicles (or that such additional steps as may be required to perfect the first Lien of the Trustee shall not have been taken in any state in which notation on the Certificate of Title of TFFC as owner and the Trustee as the holder of a first Lien are not sufficient to cause the Trustee's Lien hereunder to be perfected); provided, however, that as a condition to such Vehicles remaining as Eligible Repurchase Vehicles or Eligible Non-Repurchase Vehicles, as applicable, (x) the Servicer and TFFC, in accordance with the terms of the related Lease, shall promptly and diligently take such steps as are necessary to cause all such Certificates of Title to be changed so that TFFC is noted thereon as the owner of all such Vehicles and the Trustee is noted thereon as the holder of a first Lien thereon (and to cause such Lien of the Trustee to be perfected) or, if such steps cannot be taken after such exercise of diligent efforts, cause sufficient Vehicles to be repurchased by Lessees for the applicable Net Book Value, with respect to Repurchase Vehicles, or the applicable Non-Repurchase Vehicle Value, with respect to Non-Repurchase Vehicles, prior to the expiration of such 30 day time period such that the conditions of this Section 13.20(a) are satisfied, and (y) the Servicer and TFFC shall deliver an Officers' Certificate to the Trustee regarding the status of such Vehicles in the form annexed hereto as Exhibit J on or prior to the expiration of such thirty (30) day period; and provided, further, however, that nothing in this Section 13.20(a) shall have any effect as applied to any Vehicle in the event that such Vehicle is not an "Eligible Repurchase Vehicle" or an "Eligible Non-Repurchase Vehicle," as applicable, for any reason other than as set forth in this Section 13.20(a).

                 (b) If the Servicer and TFFC fail to satisfy the conditions set forth in Section 13.20(a) within the thirty (30) day period set forth therein, same shall be an Amortization Event under clause (c) of Section 9.1; provided, however, such failure shall be deemed to materially and adversely affect the interests of the Noteholders and TFFC shall not receive the benefit of the thirty (30) day or fifty (50) day grace period provided in such clause (c).

                 (c) Any Note Owner shall be entitled to examine copies of up to 100 of the Certificates of Title (and the related applications to show TFFC as the owner of such Vehicle and to note the lien of the Trustee thereon) for Vehicles owned by TFFC on the date of the issuance of the first Series of Notes (or Vehicles transferred to TFFC by an Affiliate (including a Subsidiary) of Team, or Vehicles acquired by TFFC at an auction as of the date of the issuance of the first Series of Notes pursuant to Section 2.1(b) of a Lease) if such Note Owner first delivers to the Servicer a written request to review copies of such Certificates of Title, which request shall (i) be delivered after the twentieth day after the date of the issuance of the first Series of Notes, (ii) contain a certification of such Note Owner that such person is a Note Owner, (iii) specify the Vehicles for which copies of Certificates of Title (and related applications) are desired and (iv) provide an address for delivery of copies of such Certificates of Title (and related applications). Within ten (10) days after receipt of notice as aforesaid, the Servicer shall forward copies of such Certificates of Title (together with copies of the related applications to show TFFC as the owner of the Vehicle and to note the lien of the Trustee thereon, if required).

                 Section 13.21. Special Provision Regarding Affiliate Sale Transactions. (a) In the event that, after the date of the issuance of the first Series of Notes hereunder, the Issuer and a

Lessee desire that an Affiliate Sale Transaction occur pursuant to Section 2.1(b) of a Lease, then the Issuer shall deliver to the Trustee not less than thirty (30) days prior written notice of such Affiliate Sale Transaction and shall deliver to the Trustee, not later than five (5) Business Days prior to the date of the closing of such Lessee Sale Transaction, the following:

                 (i) all deliveries required to be delivered by the Selling Affiliate to the Lessor pursuant to Section 2.1(b) of the related Lease;

                 (ii) an Officers' Certificate from each of the Servicer and TFFC undertaking to comply with the provisions of this Section
          13.21 in the form of the Officers' Certificate delivered to the Trustee by the Servicer and TFFC in connection with the issuance of the first Series of Notes;

                 (iii) a "true sale" Opinion of Counsel regarding the transfer of the Team Acquired Vehicles from the Selling Affiliate to the Lessor in substantially the same form as the opinion delivered to the Trustee by Dechert Price & Rhoads in connection with the Affiliate Sale Transactions that took place concurrently with the issuance of the first Series of Notes; and

                 (iv) an Opinion of Counsel regarding the perfection of the Trustee's security interest in the Affiliate Acquired Vehicles and the priority of such interest in respect of the Liens of other parties (other than Permitted Liens) upon the completion of the retitling of the Vehicles into the name of the Issuer and the noting of the Lien of the Trustee on the Certificates of Title with respect thereto, substantially in the same form as the opinion delivered to the Trustee by Dechert Price & Rhoads in connection with the Affiliate Sale Transactions that took place concurrently with the issuance of the first Series of Notes.

                 (b) All Team Acquired Vehicles acquired by the Issuer in connection therewith shall, for the period commencing on the closing date of such Affiliate Sale Transaction and ending on the date thirty (30) days thereafter, be deemed to be "Eligible Repurchase Vehicles" or "Eligible Non-Repurchase Vehicles," as appropriate, notwithstanding the fact that the Trustee's lien is not noted as a first lien on the Certificates of Title with respect to such Vehicles and notwithstanding the fact that TFFC is not on such date noted on the Certificates of Title with respect to such Team Acquired Vehicles as the owner of such Vehicles (or that such additional steps as may be required to perfect the first Lien of the Trustee shall not have been taken in any state in which notation on the Certificate of Title of TFFC as owner and the Trustee as the holder of a first Lien is not sufficient to cause the Trustee's Lien hereunder to be perfected); provided, however, as a condition to such Team Acquired Vehicles remaining "Eligible Repurchase Vehicles" or "Eligible Non-Repurchase Vehicles," as appropriate, as set forth above, (x) the Servicer and TFFC in accordance with the terms of the related Lease shall promptly and diligently take such steps as are necessary to cause all such Certificates of Title to be changed so that TFFC is noted thereon as the owner of all such Team Acquired Vehicles and the Trustee is noted thereon as the holder of a first Lien thereon (and to cause the Trustee's Lien to be perfected) or, if such steps cannot be taken after such exercise of reasonable efforts, cause sufficient Team Acquired Vehicles to be repurchased by Lessees for the applicable Net Book Value prior to the expiration of the foregoing thirty (30) day period so that the foregoing conditions are satisfied and (y) TFFC and the Servicer shall deliver an Officers' Certificate to the Trustee regarding the status of such Team Acquired Vehicles in the form annexed hereto as Exhibit J on or prior to the expiration of the foregoing thirty (30) day period; and provided, further, however, the foregoing provisions of this Section 13.21(b) shall have no effect as applied to any Team Acquired Vehicle in the event that such Team Acquired Vehicle is not an "Eligible Repurchase Vehicle" or "Eligible Non-Repurchase Vehicle," as appropriate, for any reason other than as set forth in the foregoing provisions of this Section 13.21(b).

                 (c) If the Servicer and TFFC fail to satisfy the conditions set forth in Section 13.21(b) within the thirty (30) day period provided for therein, same shall be an Amortization Event under clause (c) of
Section 9.1; provided, however, such failure shall be deemed to materially and adversely affect the interests of the Noteholders and TFFC shall not receive the benefit of the thirty (30) day or fifty (50) day grace period provided in such clause (c).

                 Section 13.22. Special Provision Regarding Auction Acquired Vehicles. (a) In the event that, after the date of the issuance of the first Series of Notes hereunder, the Issuer and a Lessee desire that the Issuer acquire a Vehicle at an auction conducted by a dealer not affiliated with Team pursuant to the terms of a Lease, then the Issuer shall deliver to the Trustee not less than thirty (30) days prior written notice of such auction and shall deliver to the Trustee, not later than five (5) Business Days prior to the date of such auction, the following:

                 (i) all deliveries required to be delivered by the Lessee requesting the acquisition of such Vehicle or Vehicles at auction pursuant to the related Lease;

                 (ii) an Officers' Certificate from each of the Servicer and TFFC undertaking to comply with the provisions of this Section
          13.22 in the form of the Officers' Certificate delivered to the Trustee by the Servicer and TFFC in connection with the issuance of the first Series of Notes; and

                 (iii) an Opinion of Counsel regarding the perfection of the Trustee's security interest in the Vehicles acquired at auction and the priority of such interest in respect of the Liens of other parties (other than Permitted Liens) upon the completion of the retitling of the Vehicles into the name of the Issuer and the noting of the Lien of the Trustee on the Certificates of Title with respect thereto, substantially in the same form as the opinion delivered to the Trustee by Dechert Price & Rhoads in connection with the Affiliate Sale Transactions that took place concurrently with the issuance of the first Series of Notes.

                 (b) All Auction Acquired Vehicles acquired by the Issuer shall, for the period commencing on the closing date of such Affiliate auction and ending on the date twenty (20) days thereafter, be deemed to be "Eligible Repurchase Vehicles" or "Eligible Non-Repurchase Vehicles," as appropriate, notwithstanding the fact that the Trustee's lien is not noted as a first lien on the Certificates of Title with respect to such Vehicles and notwithstanding the fact that TFFC is not on such date noted on the Certificates of Title with respect to such Auction Acquired Vehicles as the owner of such Vehicles (or that such additional steps as may be required to perfect the first Lien of the Trustee shall not have been taken in any state in which notation on the Certificate of Title of TFFC as owner and the Trustee as the holder of a first Lien is not sufficient to cause the Trustee's Lien hereunder to be perfected); provided, however, as a condition to such Auction Acquired Vehicles remaining "Eligible Repurchase Vehicles" or "Eligible Non-Repurchase Vehicles," as appropriate, as set forth above, (x) the Servicer and TFFC in accordance with the terms of the related Lease shall promptly and diligently take such steps as are necessary to cause all such Certificates of Title to be changed so that TFFC is noted thereon as the owner of all such Auction Acquired Vehicles and the Trustee is noted thereon as the holder of a first Lien thereon (and to cause the Trustee's Lien to be perfected) or, if such steps cannot be taken after such exercise of reasonable efforts, cause sufficient Auction Acquired Vehicles to be repurchased by Lessees for the applicable Net Book Value prior to the expiration of the foregoing twenty (20) day period so that the foregoing conditions are satisfied and (y) TFFC and the Servicer shall deliver an Officers' Certificate to the Trustee regarding the status of such Team Acquired Vehicles in the form annexed hereto as Exhibit J on or prior to the expiration of the foregoing twenty (20) day period; and provided, further, however, the foregoing provisions of this Section 13.22(b) shall have no effect as applied to any Auction Acquired Vehicle in the event that such Auction Acquired Vehicle is not an "Eligible Repurchase Vehicle" or "Eligible Non-Repurchase Vehicle," as appropriate, for any reason other than as set forth in the foregoing provisions of this Section 13.22(b).

                 (c) If the Servicer and TFFC fail to satisfy the conditions set forth in Section 13.22(b) within the twenty (20) period provided for therein, same shall be an Amortization Event under clause (c) of Section 9.1; provided, however, such failure shall be deemed to materially and adversely affect the interests of the Noteholders and TFFC shall not receive the benefit of the thirty (30) day or fifty (50) day grace period provided in such clause (c).

                                 *     *     *

                 IN WITNESS WHEREOF, the Trustee, the Servicer, Team, as Team Interestholder, and TFFC have caused this Amended and Restated Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

                                           TEAM FLEET FINANCING CORPORATION,
                                             as Issuer


                                           By:  Sanford Miller
                                              --------------------------------
                                              Name:  Sanford Miller
                                              Title: Chairman and Chief
                                                     Executive Officer and
                                                     President

                                           TEAM RENTAL GROUP, INC., as Servicer


                                           By: Sanford Miller
                                              --------------------------------
                                              Name:  Sanford Miller
                                              Title: Chief Executive Officer


                                           TEAM RENTAL GROUP, INC.,
                                             as Team Interestholder


                                           By:  Sanford Miller
                                              ---------------------------------
                                              Name:  Sanford Miller
                                              Title: Chief Executive Officer


                                           BANKERS TRUST COMPANY, as Trustee


                                           By: Lillian K. Peros
                                              --------------------------------
                                              Name:  Lillian K. Peros
                                              Title: Assistant Treasurer


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